                                      LEASE

                                     BETWEEN

                     2929 SEVENTH STREET, L.L.C. (LANDLORD)

                                       AND

                    DYNAVAX TECHNOLOGIES CORPORATION (TENANT)

                               2929 SEVENTH STREET
                              BERKELEY, CALIFORNIA

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
ARTICLE 1             BASIC LEASE PROVISIONS....................................................................      1

         1.1      BASIC LEASE PROVISIONS........................................................................      1

         1.2      ENUMERATION OF EXHIBITS, RIDER AND ADDENDUM...................................................      3

         1.3      DEFINITIONS...................................................................................      3

ARTICLE 2             PREMISES, TERM, FAILURE TO GIVE POSSESSION, AND PARKING...................................      8

         2.1      LEASE OF PREMISES.............................................................................      8

         2.2      TERM..........................................................................................      8

         2.3      FAILURE TO GIVE POSSESSION....................................................................      9

         2.4      CONDITION OF PREMISES.........................................................................      9

         2.5      PARKING.......................................................................................     10

ARTICLE 3             RENT......................................................................................     10

ARTICLE 4             RENT ADJUSTMENTS AND PAYMENTS.............................................................     11

         4.1      RENT ADJUSTMENTS..............................................................................     11

         4.2      STATEMENT OF LANDLORD.........................................................................     11

         4.3      BOOKS AND RECORDS.............................................................................     12

         4.4      TENANT OR LEASE SPECIFIC TAXES................................................................     12

ARTICLE 5             SECURITY DEPOSIT..........................................................................     13

ARTICLE 6             SERVICES..................................................................................     14

         6.1      LANDLORD'S GENERAL SERVICES...................................................................     14

         6.2      UTILITY SERVICES..............................................................................     15

         6.3      ADDITIONAL SERVICES...........................................................................     15

         6.4      TELEPHONE SERVICES............................................................................     15

         6.5      DELAYS IN FURNISHING SERVICES.................................................................     16

         6.6      CHOICE OF SERVICE PROVIDER....................................................................     17

         6.7      SIGNAGE.......................................................................................     17

ARTICLE 7             POSSESSION, USE AND CONDITION OF PREMISES.................................................     18

         7.1      POSSESSION AND USE OF PREMISES................................................................     18

         7.2      LANDLORD ACCESS TO PREMISES; APPROVALS........................................................     20

         7.3      QUIET ENJOYMENT...............................................................................     21

ARTICLE 8             MAINTENANCE...............................................................................     21

         8.1      LANDLORD'S MAINTENANCE........................................................................     21

         8.2      TENANT'S MAINTENANCE..........................................................................     22

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
ARTICLE 9             ALTERATIONS AND IMPROVEMENTS..............................................................     22

         9.1      TENANT ALTERATIONS............................................................................     22

         9.2      LIENS.........................................................................................     24

ARTICLE 10            ASSIGNMENT AND SUBLETTING.................................................................     24

        10.1      ASSIGNMENT AND SUBLETTING.....................................................................     24

        10.2      RECAPTURE.....................................................................................     26

        10.3      EXCESS RENT...................................................................................     27

        10.4      TENANT LIABILITY..............................................................................     27

        10.5      ASSUMPTION AND ATTORNMENT.....................................................................     27

ARTICLE 11            DEFAULT AND REMEDIES......................................................................     28

        11.1      EVENTS OF DEFAULT.............................................................................     28

        11.2      LANDLORD'S REMEDIES...........................................................................     29

        11.3      ATTORNEY'S FEES...............................................................................     31

        11.4      BANKRUPTCY....................................................................................     32

        11.5      LANDLORD'S DEFAULT............................................................................     33

ARTICLE 12            SURRENDER OF PREMISES.....................................................................     33

        12.1      IN GENERAL....................................................................................     33

        12.2      LANDLORD'S RIGHTS.............................................................................     34

ARTICLE 13            HOLDING OVER..............................................................................     34

ARTICLE 14            DAMAGE BY FIRE OR OTHER CASUALTY..........................................................     34

        14.1      SUBSTANTIAL UNTENANTABILITY...................................................................     34

        14.2      INSUBSTANTIAL UNTENANTABILITY.................................................................     35

        14.3      RENT ABATEMENT................................................................................     36

        14.4      WAIVER OF STATUTORY REMEDIES..................................................................     36

ARTICLE 15            EMINENT DOMAIN............................................................................     36

        15.1      TAKING OF WHOLE OR SUBSTANTIAL PART...........................................................     36

        15.2      TAKING OF PART................................................................................     36

        15.3      COMPENSATION..................................................................................     37

ARTICLE 16            INSURANCE.................................................................................     37

        16.1      TENANT'S INSURANCE............................................................................     37

        16.2      FORM OF POLICIES..............................................................................     38

        16.3      LANDLORD'S INSURANCE..........................................................................     38

        16.4      WAIVER OF SUBROGATION.........................................................................     38

        16.5      NOTICE OF CASUALTY............................................................................     40

ARTICLE 17            WAIVER OF CLAIMS AND INDEMNITY............................................................     40

        17.1      WAIVER OF CLAIMS..............................................................................     40

        17.2      INDEMNITY BY TENANT...........................................................................     40

        17.3      INDEMNITY BY Landlord.........................................................................     41

ARTICLE 18            RULES AND REGULATIONS.....................................................................     41

        18.1      RULES.........................................................................................     41

        18.2      ENFORCEMENT...................................................................................     41

ARTICLE 19            LANDLORD'S RESERVED RIGHTS................................................................     41

ARTICLE 20            ESTOPPEL CERTIFICATE......................................................................     42

        20.1      IN GENERAL....................................................................................     42

        20.2      ENFORCEMENT...................................................................................     42

ARTICLE 21            RELOCATION OF TENANT......................................................................     43

ARTICLE 22            REAL ESTATE BROKERS.......................................................................     43

ARTICLE 23            MORTGAGEE PROTECTION......................................................................     43

        23.1      SUBORDINATION AND ATTORNMENT..................................................................     43

        23.2      MORTGAGEE PROTECTION..........................................................................     44

ARTICLE 24            NOTICES...................................................................................     44

ARTICLE 25            MISCELLANEOUS.............................................................................     45

        25.1      LATE CHARGES..................................................................................     45

        25.2      NO JURY TRIAL; VENUE; JURISDICTION............................................................     46

        25.3      OPTION........................................................................................     46

        25.4      AUTHORITY.....................................................................................     46

        25.5      ENTIRE AGREEMENT..............................................................................     46

        25.6      MODIFICATION OF LEASE FOR BENEFIT OF MORTGAGEE................................................     47

        25.7      EXCULPATION...................................................................................     47

        25.8      ACCORD AND SATISFACTION.......................................................................     47

        25.9      LANDLORD'S OBLIGATIONS ON SALE OF BUILDING....................................................     47

       25.10      BINDING EFFECT................................................................................     48

       25.11      CAPTIONS......................................................................................     48

       25.12      TIME; APPLICABLE LAW; CONSTRUCTION............................................................     48

       25.13      ABANDONMENT...................................................................................     48

       25.14      LANDLORD'S RIGHT TO PERFORM TENANT'S DUTIES...................................................     48

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
       25.15      SECURITY SYSTEM...............................................................................     49

       25.16      NO LIGHT, AIR OR VIEW EASEMENTS...............................................................     49

       25.17      CONSENTS......................................................................................     49

       25.18      RECORDATION...................................................................................     49

       25.19      SURVIVAL......................................................................................     49

       25.20      RIDERS........................................................................................     49

                                     LEASE

                                   ARTICLE 1

                             BASIC LEASE PROVISIONS

1.1      BASIC LEASE PROVISIONS

         In the event of any conflict between these Basic Lease Provisions and any other Lease provision, such other Lease provision shall control.

         (1)      BUILDING ADDRESS:

                  2929 Seventh Street
                  Berkeley, California  94710

         (2)      LANDLORD AND ADDRESS:

                  2929 Seventh Street, L.L.C.
                  1120 Nye Street, Suite 400
                  San Rafael, California 94901

                  Notices to Landlord shall be addressed:

                  2929 Seventh Street, L.L.C.
                  c/o Wareham Property Group
                  1120 Nye Street, Suite 400
                  San Rafael, California 94901

         (3)      TENANT AND CURRENT ADDRESS:

                  (a)  Name:                    Dynavax Technologies Corporation

                  (b)  State of incorporation:  Delaware

                  Notices to Tenant shall be addressed:

                  The Premises
                  Attn: Chief Financial Officer

         (4)      DATE OF LEASE: as of January 7, 2004

         (5)      LEASE TERM: 10 years

         (6)      PROJECTED COMMENCEMENT DATE: April 1, 2004

         (7)      PROJECTED EXPIRATION DATE: March 31, 2014

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         (8)      MONTHLY BASE RENT:

PERIOD FROM/TO                                MONTHLY
--------------                                -------
Months 1 -12                               $25,651.25

Months 13 - 24                             $26,420.79

Months 25 - 36                             $27,213.41

Months 37 - 48                             $28,029.81

Months 49 - 60                             $28,870.70

Months 61 - 72                             $29,736.82

Months 73 - 84                             $30,628.92

Months 85 - 96                             $31,547.79

Months 97 - 108                            $32,494.22

Months 109 - 120                           $33,469.05

         (9)      RENTABLE AREA OF THE PREMISES: 20,521 square feet

         (10) SECURITY DEPOSIT: $76,953.75; provided, however, if the sum of Tenant's cash and cash equivalents falls below $20 million at for a period of 30 consecutive days or more during the Term, the amount of the Security Deposit shall increase to $200,814.30. Thereafter, Tenant may reduce the amount of the Security Deposit to $76,953.75 if: (a) the projected sum of Tenant's cash and cash equivalents will remain above $20 million for the remainder of the Term, or
(b) the sum of Tenant's cash and cash equivalents actually remains above $20 million for a period of 12 consecutive months. Tenant may request the reduction of the Security Deposit upon written notice to Landlord providing evidence of the existence of either condition (a) or (b) above.

         (11)     SUITE NUMBERS OF PREMISES:  130 and 200

         (12) TENANT'S USE OF PREMISES: General office administration, and general research and development laboratories with associated administration, including by not limited to research and administration of DNA-based vaccines to develop treatments for allergic, infectious and oncologic diseases.

         (13)     PARKING:    Up to 61 unreserved parking spaces on surface lot
                              at the rate of $0.00 per month, per space, during the Term
                              (The total number of parking spaces shall not exceed 3 cars per 1,000 square feet of rentable square feet)

         (14)     BROKERS: NONE

1.2      ENUMERATION OF EXHIBITS, RIDER AND ADDENDUM

         The Exhibits, Rider and Addendum set forth below and attached to this Lease are incorporated in this Lease by this reference:

         EXHIBIT A         Plan of Premises

         EXHIBIT B         Workletter Agreement

         EXHIBIT C         Rules and Regulations

         EXHIBIT D         Letter of Credit

         RIDER 1           Commencement Date Agreement

         ADDENDUM TO LEASE

1.3      DEFINITIONS

         For purposes hereof, the following terms shall have the following meanings:

         AFFILIATE: Any corporation or other business entity that is currently owned or controlled by, owns or controls, or is under common ownership or control with Tenant.

         BUILDING: The office building located at the address specified in Section 1.1.

         COMMENCEMENT DATE: The date specified in Section 1.1 as the Projected Commencement Date, unless changed by operation of Article Two.

         COMMON AREAS: All areas of the Property made available by Landlord from time to time for the general common use or benefit of the tenants of the Building, and their employees and invitees, or the public, as such areas currently exist and as they may be changed from time to time.

         DECORATION: Tenant Alterations which do not require a building permit and which do not involve any of the structural elements of the Building, or any of the Building's systems, including its electrical, mechanical, plumbing, security, heating, ventilating, air-conditioning, communication, and fire and life safety systems.

         DEFAULT RATE: Two (2) percentage points above the rate then most recently announced by Bank of America, N.A., at its San Francisco main office as its base lending reference rate, from time to time announced, but in no event higher than the maximum rate permitted by Law.

         ENVIRONMENTAL LAWS: All Laws governing the use, storage, disposal or generation of any Hazardous Material, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and the Resource Conservation and Recovery Act of 1976, as amended.

         EXPIRATION DATE: The date specified in Section 1.1 as the Projected Expiration Date, unless changed by operation of Article Two.

         FORCE MAJEURE: Any accident, casualty, act of God, war or civil commotion, strike or labor troubles, or any cause whatsoever beyond the reasonable control of Landlord or Tenant, including water shortages, energy shortages or governmental preemption in connection with an act of God, a national emergency, or by reason of Law, or by reason of the conditions of supply and demand which have been or are affected by act of God, war or other emergency.

         HAZARDOUS MATERIAL: Such substances, material and wastes which are or become regulated under any Environmental Law; or which are classified as hazardous or toxic under any Environmental Law; and explosives and firearms, radioactive material, asbestos, polychlorinated biphenyls, and petroleum products. The restrictions on use of Hazardous Material are set forth in Section 7.1(c).

         INDEMNITEES: Collectively, Landlord, any Mortgagee or ground lessor of the Property, the property manager and the leasing manager for the Property and their respective partners, members, directors, officers and employees.

         LAND: The parcel(s) of real estate on which the Building are located.

         LANDLORD WORK: The construction or installation of improvements to the Premises to be furnished by Landlord, if any, as specifically described in the Workletter or exhibits attached hereto.

         LAWS OR LAW: All laws, ordinances, rules, regulations, other requirements, orders, rulings or decisions adopted or made by any governmental body, agency, department or judicial authority having jurisdiction over the Property, the Premises or Tenant's activities at the Premises and any covenants, conditions or restrictions of record which affect the Property.

         LEASE: This instrument and all exhibits and riders attached hereto, as may be amended from time to time.

         LEASE YEAR: The twelve month period beginning on the Commencement Date and each subsequent twelve month, or shorter, period until the Expiration Date.

         MONTHLY BASE RENT: The monthly base rent specified in Section 1.1.

         MORTGAGEE: Any holder of a mortgage, deed of trust or other security instrument encumbering the Property.

         NATIONAL HOLIDAYS: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day and other holidays recognized by the Landlord and the janitorial and other unions servicing the Building in accordance with their contracts.

         OPERATING EXPENSES: All costs, expenses and disbursements of every kind and nature which Landlord shall pay or become obligated to pay in connection with the ownership, management, operation, maintenance, replacement and repair of the Building and the Property (including, without limitation, property management fees, costs and expenses, and the amortized portion of any capital expenditure or improvement, together with interest thereon, and the costs of changing utility service providers). Operating Expenses shall not include, (i) Leasing commissions, attorneys' fees, costs, disbursements, and other expenses incurred in connection with negotiations or disputes with tenants, or in connection with leasing, renovating, or improving space for tenants or other occupants or prospective tenants or other occupants of the Building, (ii) capital costs for the Property (except for amortized portion of capital for the purpose of reducing or controlling Operating Expenses or complying with applicable Laws),
(iii) depreciation charges; (iv) all interest, loan fees, and other carrying costs related to any mortgage or deed of trust or related to any capital item, and all rental and other payable due under any ground or underlying lease, or any lease for any equipment ordinarily considered to be of a capital nature (except janitorial equipment which is not affixed to the Building and except for loans for capital improvements which Landlord is allowed to include in Operating Expenses as provided above); (v) ground rental payments; (vi) advertising and marketing expenses; (vii) costs of Landlord reimbursed by insurance proceeds;
(viii) Landlord's general corporate overhead; (ix) the cost of any service sold to any tenant (including Tenant) or other occupant for which Landlord is entitled to be reimbursed as an additional charge or rental over and above the basic rent and escalations payable under the lease with that tenant; (x) the cost or expense of any services or benefits provided generally to other tenants in the Building and not provided or available to Tenant; (xi) any compensation paid to clerks, attendants, or other persons in commercial concessions operated by Landlord; (xii) any costs, fines, or penalties incurred due to violations by Landlord of any governmental rule or authority, this Lease or any other lease in the Property, or due to Landlord's negligence or willful misconduct; (xiii) management fees in excess of 4 1/2% of gross receipts for the Property; (xiv) costs for sculpture, paintings, or other objects of art in excess of $2,500.00 for any one piece (nor insurance thereon or extraordinary security in connection therewith); (xv) wages, salaries, or other compensation paid to any executive employees above the grade of building manager; (xvi) the cost of containing, removing, or otherwise remediating any contamination of the Property by any Hazardous Materials where such contamination existed prior to the Commencement Date or was caused by another tenant of the Property; (xvii) costs incurred due to Landlord's violation of any terms or conditions of this Lease or any other lease relating to the Building or Property; (xviii) overhead profit increments paid to Landlord's subsidiaries or affiliates for services (other than management services, which services are capped pursuant to item xiii above) on or to the Building or for supplies or other materials to the extent that the cost of the services, supplies, or materials exceeds the cost that would have been paid had the services, supplies, or materials been provided by unaffiliated parties on a competitive basis; and (xix) the cost of correcting any building code or other violations of which Landlord received written notification prior to the Commencement Date.. If Landlord pays the deductible portion on any insurance claim applicable to a capital expenditure or improvement, that deductible portion shall be amortized over the life of the capital expenditure or improvement. If any Operating Expense, though paid in one year, relates to more than one calendar year, at the option of Landlord such expense may be proportionately allocated among such related calendar years.

         PREMISES: The space located in the Building at the Suite Number listed in Section 1.1 and depicted on Exhibit A attached hereto.

         PROPERTY: The Property consists of the Building, associated surface and garage parking as designated by Landlord from time to time, landscaping and improvements, together with the Land, any associated interests in real property, and the personal property, fixtures, machinery, equipment, systems and apparatus located in or used in conjunction with any of the foregoing.

         REAL PROPERTY: The Property excluding any personal property.

         RENT: Collectively, Monthly Base Rent, Rent Adjustments and Rent Adjustment Deposits, and all other charges, payments, late fees or other amounts required to be paid by Tenant under this Lease.

         RENT ADJUSTMENT: Any amounts owed by Tenant for payment of Operating Expenses or Taxes. The Rent Adjustments shall be determined and paid as provided in Article Four.

         RENT ADJUSTMENT DEPOSIT: An amount equal to Landlord's estimate of the Rent Adjustment attributable to each month of the applicable Lease Year. On or before the beginning of each Lease Year or with Landlord's Statement (defined in Article Four), Landlord may estimate and notify Tenant in writing of its estimate of the Operating Expenses and Taxes for such Lease Year. Prior to the first determination by Landlord of the amount of Operating Expenses and Taxes for the first Lease Year, Landlord may estimate such amounts in the foregoing calculation. The last estimate by Landlord shall remain in effect as the applicable Rent Adjustment Deposit unless and until Landlord notifies Tenant in writing of a change, which notice may be given by Landlord from time to time during a Lease Year.

         RENTABLE AREA OF THE PREMISES: The amount of square footage set forth in Section 1.1.

         RENTABLE AREA OF THE BUILDING: The amount of square footage which represents the sum of the rentable area of all space intended for office occupancy in the Property, as determined by Landlord from time to time; and Landlord shall notify Tenant of any adjustments in such rentable area and any corresponding change in Tenant's Share.

         SECURITY DEPOSIT: The funds specified in Section 1.1 deposited by Tenant with Landlord as security for Tenant's performance of its obligations under this Lease.

         SUBSTANTIALLY COMPLETE or SUBSTANTIAL COMPLETION: The completion of the Landlord Work or Tenant Work, as the case may be, except for minor insubstantial details of construction, decoration or mechanical adjustments which remain to be done.

         TAXES: All federal, state and local governmental taxes, assessments and charges of every kind or nature, whether general, special, ordinary or extraordinary, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, leasing, management, control or operation of the Property or any of its components (including any personal property used in connection therewith), which may also include any rental or similar taxes levied in lieu of or in addition to general real and/or personal property taxes. For purposes hereof, Taxes for any year shall be Taxes which are assessed for any period of such year, whether or not such Taxes are billed and payable in a subsequent calendar year. There shall be included in Taxes for any year the amount of all fees, costs and expenses (including reasonable attorneys' fees) paid by Landlord during such year in seeking or obtaining any refund or reduction of Taxes. Taxes for any year shall be reduced by the net amount of any tax refund received by Landlord attributable to such year. If a special assessment payable in installments is levied against any part of the Property, Taxes for any year shall include only the installment of such assessment and any interest payable or paid during such year. Taxes shall not include any federal or state inheritance, general income, gift or estate taxes, except that if a change occurs in the method of taxation resulting in whole or in part in the substitution of any such taxes, or any other assessment, for any Taxes as above defined, such substituted taxes or assessments shall be included in the Taxes. Notwithstanding anything herein to the contrary, Taxes shall include only 50% of any increases that result from a reassessment of value due to "new construction" on or a "change of ownership" of the Property (as such terms are defined in part
0.5 of division 1 of the California Revenue and Taxation Code or any amendments or successor statutes thereto). For the purposes of the Rent Adjustment, Taxes shall be calculated based upon the longest period available for payment.

         TENANT ADDITIONS: Collectively, Landlord Work, Tenant Work and Tenant Alterations.

         TENANT ALTERATIONS: Any alterations, improvements, additions, installations or construction in or to the Premises or any Building systems serving the Premises (excluding Landlord Work or Tenant Work).

         TENANT DELAY: Any event or occurrence that delays the completion of the Landlord Work which is caused by or is described as follows:

         (1) special work, changes, alterations or additions requested or made by Tenant in the design or finish in any part of the Premises after approval of the plans and specifications (as described in the Workletter);

         (2) Tenant's delay in submitting plans, supplying information, approving plans, specifications or estimates, giving authorizations or otherwise;

         (3) failure to approve and pay for such Tenant Work as Landlord undertakes to complete at Tenant's expense;

         (4) the performance or completion by Tenant or any person engaged by Tenant of any work in or about the Premises; or

         (5) failure to perform or comply with any obligation or condition binding upon Tenant pursuant to the Workletter, including the failure to approve and pay for such Landlord Work or other items if and to the extent the Workletter provides they are to be approved or paid by Tenant.

         TENANT WORK: All work installed or furnished to the Premises by Tenant, if any, pursuant to the Workletter.

         TENANT'S SHARE: The percentage that represents the ratio of the Rentable Area of the Premises to the Rentable Area of the Building, as determined by Landlord from time to time;

provided, however, the same formula shall be used for the calculation of the Rentable Area of the Building and the Rentable Area of the Premises.

         TERM: The term of this Lease commencing on the Commencement Date and expiring on the Expiration Date.

         TERMINATION DATE: The Expiration Date or such earlier date as this Lease terminates or Tenant's right to possession of the Premises terminates.

         WORKLETTER: The Agreement regarding the manner of completion of Landlord Work and Tenant Work set forth on Exhibit B attached hereto.

                                   ARTICLE 2

             PREMISES, TERM, FAILURE TO GIVE POSSESSION, AND PARKING

2.1      LEASE OF PREMISES

         Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term and upon the terms, covenants and conditions provided in this Lease. In the event Landlord delivers possession of the Premises to Tenant prior to the Commencement Date, Tenant shall be subject to all of the terms, covenants and conditions of this Lease (except with respect to the payment of Rent) as of the date of such possession.

2.2      TERM

         (a)      The Commencement Date shall be the date determined as follows:

                  (i) If the Landlord Work is Substantially Complete on or before the Projected Commencement Date, then on the date which is the earlier to occur of:

                           (1)      the Projected Commencement Date, or

                           (2) the date Tenant first occupies all or part of the Premises for the conduct of business; or

                  (ii) If the Landlord Work is not Substantially Complete by the Projected Commencement Date, then on the date on which the Landlord Work is Substantially Complete.

         (b) Within thirty (30) days following the occurrence of the Commencement Date, Landlord and Tenant shall enter into an agreement (the form of which is attached hereto as Rider 1) confirming the Commencement Date and the Expiration Date. If Tenant fails to enter into such agreement, then the Commencement Date and the Expiration Date shall be the dates designated by Landlord in such agreement. If the Expiration Date does not fall on the last day of a calendar month, Landlord may elect to adjust the Expiration Date to the last day of the calendar month in which Expiration Date occurs through the agreement referenced above, which shall set forth such adjusted date.

2.3      FAILURE TO GIVE POSSESSION

         If Landlord shall be unable to give possession of the Premises on the Projected Commencement Date by reason of the following: (i) the Building has not been sufficiently completed to make the Premises ready for occupancy, (ii) the Landlord Work, if any, is not Substantially Complete, (iii) the holding over or retention of possession of any tenant, tenants or occupants, or (iv) for any other reason, then Landlord shall not be subject to any liability for the failure to give possession on said date. Under such circumstances, the Commencement Date shall be the date the Premises are made available to Tenant by Landlord, and no such failure to give possession on the Projected Commencement Date shall affect the validity of this Lease or the obligations of the Tenant hereunder. At the option of Landlord to be exercised within thirty (30) days of the delayed delivery of possession to Tenant, the Lease shall be amended so that the Term shall be extended by the period of time possession is delayed. The said Premises shall be deemed to be ready for Tenant's occupancy in the event Landlord's Work, if any, is Substantially Complete, or if the delay in the availability of the Premises for occupancy shall be due to any Tenant Delay and/or default on the part of Tenant and/or its subtenant or subtenants. In the event of any dispute as to whether the Landlord Work is Substantially Complete, the decision of Landlord's architect shall be final and binding on the parties.

         Notwithstanding the foregoing to the contrary, if the Commencement Date has not occurred on or before April 1, 2004 (the "Outside Commencement Date"), Tenant shall be entitled to a rent abatement following the Commencement Date of $855.04 for every day in the period beginning on the Outside Commencement Date and ending on the Commencement Date.. Landlord and Tenant acknowledge and agree that the determination of the Commencement Date shall take into consideration the effect of any Tenant Delays by Tenant.

         Notwithstanding the foregoing to the contrary, if the Commencement Date has not occurred on or before June 1, 2004 (the "Required Commencement Date"), then, in addition to the remedy set forth above, Tenant may terminate this Lease whereupon any monies previously paid by Tenant to Landlord shall be promptly reimbursed to Tenant and Tenant shall have no further obligation under this Lease. The Required Commencement Date shall be delayed by one day each for each day of Tenant Delay.

2.4      CONDITION OF PREMISES

         Tenant shall notify Landlord in writing within thirty (30) days after the later of Substantial Completion of the Landlord Work or when Tenant takes possession of the Premises of any defects in the Premises claimed by Tenant or in the materials or workmanship furnished by Landlord in completing the Landlord Work. Except for defects stated in such notice, Tenant shall be conclusively deemed to have accepted the Premises "AS IS" in the condition existing on the date Tenant first takes possession, and to have waived all claims relating to the condition of the Premises. Landlord shall proceed diligently to correct the defects stated in such notice unless Landlord disputes the existence of any such defects. In the event of any dispute as to the existence of any such defects, the decision of Landlord's architect shall be final and binding on the parties. No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Real Property and no representation regarding the condition of the Premises or the Real Property has been made by or on behalf of Landlord to Tenant, except as may be specifically stated in this Lease or in the Workletter. Notwithstanding anything in this Section 2.4 to the contrary, Landlord shall deliver the Premises to Tenant in "broom clean" condition with all Building systems, doors and windows in operational condition. Tenant shall notify Landlord in writing within thirty (30) days of any portion of the Premises not being in compliance with the foregoing sentence, and Landlord shall promptly repair same at Landlord's sole cost and expense (i.e., not as part of Operating Expenses).

2.5      PARKING

         During the Term, Tenant may use the number of spaces specified in
Section 1.1. The locations and type of parking shall be designated by Landlord or Landlord's parking operator from time to time. Tenant acknowledges and agrees that the parking spaces serving the Property may include tandem parking and a mixture of spaces for compact vehicles as well as full-size passenger automobiles, and that Tenant shall not use parking spaces for vehicles larger than the striped size of the parking spaces. All vehicles utilizing Tenant's parking privileges shall prominently display identification stickers or other markers, and/or have passes or keycards for ingress and egress, as may be required and provided by Landlord or its parking operator from time to time. Tenant shall comply with any and all parking rules and regulations from time to time established by Landlord or Landlord's parking operator, including a requirement that Tenant pay to Landlord or Landlord's parking operator a charge for loss and replacement of passes, keycards, identification stickers or markers, and for any and all loss or other damage caused by persons or vehicles related to use of Tenant's parking privileges. Tenant shall not allow any vehicles using Tenant's parking privileges to be parked, loaded or unloaded except in accordance with this Section, including in the areas and in the manner designated by Landlord or its parking operator for such activities. If any vehicle is using the parking or loading areas contrary to any provision of this Section, Landlord or its parking operator shall have the right, in addition to all other rights and remedies of Landlord under this Lease, to remove or tow away the vehicle without prior notice to Tenant, and the cost thereof shall be paid to Landlord within ten (10) days after notice from Landlord to Tenant.

                                   ARTICLE 3

                                      RENT

         Tenant agrees to pay to Landlord at the first office specified in
Section 1.1, or to such other persons, or at such other places designated by Landlord, without any prior demand therefor in immediately available funds and without any deduction or offset whatsoever, Rent, including Monthly Base Rent and Rent Adjustments in accordance with Article Four, during the Term. Monthly Base Rent shall be paid monthly in advance on the first day of each month of the Term, except that the first installment of Monthly Base Rent shall be paid by Tenant to Landlord concurrently with execution of this Lease. Monthly Base Rent shall be prorated for partial months within the Term. Unpaid Rent shall bear interest at the Default Rate from the date due until paid. Tenant's covenant to pay Rent shall be independent of every other covenant in this Lease.

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

                                   ARTICLE 4

                          RENT ADJUSTMENTS AND PAYMENTS

4.1      RENT ADJUSTMENTS

         Tenant shall pay to Landlord Rent Adjustments with respect to each Lease Year as follows:

         (a) The Rent Adjustment Deposit representing Tenant's Share of Operating Expenses for the applicable calendar year, monthly during the Term with the payment of Monthly Base Rent; and

         (b) The Rent Adjustment Deposit representing Tenant's Share of Taxes for the applicable calendar year, monthly during the Term with the payment of Monthly Base Rent; and

         (c) Any Rent Adjustments due in excess of the Rent Adjustment Deposits in accordance with Section 4.2. Rent Adjustments due from Tenant to Landlord for any calendar year shall be Tenant's Share of Operating Expenses for such year and Tenant's Share of Taxes for such year.

4.2      STATEMENT OF LANDLORD

         As soon as feasible after the expiration of each calendar year during the Term, Landlord will furnish Tenant a statement ("Landlord's Statement") showing the following:

         (a)      Operating Expenses and Taxes for the calendar year;

         (b) The amount of Rent Adjustments due Landlord for the last calendar year, less credit for Rent Adjustment Deposits paid, if any; and

         (c) Any change in the Rent Adjustment Deposit due monthly in the current calendar year, including the amount or revised amount due for months preceding any such change pursuant to Landlord's Statement.

         Tenant shall pay to Landlord within ten (10) business days after receipt of such statement any amounts for Rent Adjustments then due in accordance with Landlord's Statement. Any amounts due from Landlord to Tenant pursuant to this Section shall be credited to the Rent Adjustment Deposit next coming due, or refunded to Tenant if the Term has already expired provided Tenant is not in default hereunder. No interest or penalties shall accrue on any amounts that Landlord is obligated to credit or refund to Tenant by reason of this Section 4.2. Landlord's failure to deliver Landlord's Statement or to compute the amount of the Rent Adjustments shall not constitute a waiver by Landlord of its right to deliver such items nor constitute a waiver or release of Tenant's obligations to pay such amounts. The Rent Adjustment Deposit shall be credited against Rent Adjustments due for the applicable calendar year. During the last complete calendar year or during any partial calendar year in which the Lease terminates, Landlord may include in the Rent Adjustment Deposit its estimate of Rent Adjustments which may not be finally determined until after the termination of this Lease. Tenant's obligation to pay Rent Adjustments survives the expiration or termination of the Lease. Notwithstanding the foregoing, in no event shall the sum of Monthly Base Rent and the Rent Adjustments be less than the Monthly Base Rent payable.

4.3      BOOKS AND RECORDS

         Landlord shall maintain books and records showing Operating Expenses and Taxes in accordance with industry standard accounting and management practices, consistently applied. Tenant or its representative (which representative shall be a certified public accountant licensed to do business in the state in which the Property is located and whose primary business is certified public accounting and who shall not be paid on a contingency basis) shall have the right, for a period of sixty (60) days following the date upon which Landlord's Statement is delivered to Tenant, to examine the Landlord's books and records with respect to the items in the foregoing statement of Operating Expenses and Taxes during normal business hours, upon written notice, delivered at least three (3) business days in advance. If Tenant does not object in writing to Landlord's Statement within sixty (60) days of Tenant's receipt thereof, specifying the nature of the item in dispute and the reasons therefor, then Landlord's Statement shall be considered final and accepted by Tenant. If Tenant does dispute any Landlord's Statement, Tenant shall deliver a copy of any such audit to Landlord at the time of notification of the dispute. If Tenant does not provide such notice of dispute and a copy of such audit to Landlord within such sixty (60) day period, it shall be deemed to have waived such right to dispute Landlord's Statement. Any amount due to the Landlord as shown on Landlord's Statement, whether or not disputed by Tenant as provided herein shall be paid by Tenant when due as provided above, without prejudice to any such written exception. In no event shall Tenant be permitted to examine Landlord's records or to dispute any statement of Expenses unless Tenant has paid and continues to pay all Rent when due. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit. However, notwithstanding the foregoing, if Landlord and Tenant determine that Operating Expenses for the Building for the year in question were less than stated by more than 5%, Landlord, within 30 days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for the reasonable amounts paid by Tenant to third parties in connection with such review by Tenant up to a maximum of $3,500.00. Upon resolution of any dispute with respect to Operating Expenses and Taxes, Tenant shall either pay Landlord any shortfall or Landlord shall credit Tenant with respect to any overages paid by Tenant. The records obtained by Tenant shall be treated as confidential and neither Tenant nor any of its representatives or agents shall disclose or discuss the information set forth in the audit to or with any other person or entity ("Confidentiality Requirement"). Tenant shall indemnify and hold Landlord harmless for any losses or damages arising out of the breach of the Confidentiality Requirement. In no event shall Tenant be permitted to examine Landlord's records or to dispute any statement of Expenses unless Tenant has paid and continues to pay all Rent when due.

4.4      TENANT OR LEASE SPECIFIC TAXES

         In addition to Monthly Base Rent, Rent Adjustments, Rent Adjustment Deposits and other charges to be paid by Tenant, Tenant shall pay to Landlord, upon demand, any and all taxes payable by Landlord (other than federal or state inheritance, general income, franchise, gift or estate taxes) whether or not now customary or within the contemplation of the parties hereto: (a)

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

upon, allocable to, or measured by the Rent payable hereunder, including any gross receipts tax or excise tax levied by any governmental or taxing body with respect to the receipt of such rent; or (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (c) upon the measured value of Tenant's personal property located in the Premises or in any storeroom or any other place in the Premises or the Property, or the areas used in connection with the operation of the Property, it being the intention of Landlord and Tenant that, to the extent possible, such personal property taxes shall be billed to and paid directly by Tenant; (d) resulting from Landlord Work, Tenant Work or Tenant Alterations to the Premises, whether title thereto is in Landlord or Tenant; or (e) upon this transaction. Taxes paid by Tenant pursuant to this Section 4.5 shall not be included in any computation of Taxes payable pursuant to Sections 4.1 and 4.2.

                                   ARTICLE 5

                                SECURITY DEPOSIT

         Tenant concurrently with the execution of this Lease shall pay to Landlord in immediately available funds the Security Deposit. The Security Deposit may be applied by Landlord to cure, in whole or part, any default of Tenant under this Lease, and upon notice by Landlord of such application, Tenant shall replenish the Security Deposit in full by paying to Landlord within ten
(10) days of demand the amount so applied. Landlord's application of the Security Deposit shall not constitute a waiver of Tenant's default to the extent that the Security Deposit does not fully compensate Landlord for all losses, damages, costs and expenses incurred by Landlord in connection with such default and shall not prejudice any other rights or remedies available to Landlord under this Lease or by Law. Landlord shall not pay any interest on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its general accounts. The Security Deposit shall not be deemed an advance payment of Rent or a measure of damages for any default by Tenant under this Lease, nor shall it be a bar or defense of any action that Landlord may at any time commence against Tenant. In the absence of evidence satisfactory to Landlord of an assignment of the right to receive the Security Deposit or the remaining balance thereof, Landlord may return the Security Deposit to the original Tenant, regardless of one or more assignments of this Lease. Upon the transfer of Landlord's interest under this Lease, Landlord's obligation to Tenant with respect to the Security Deposit shall terminate upon transfer to the transferee of the Security Deposit, or any balance thereof. If Tenant shall fully and faithfully comply with all the terms, provisions, covenants, and conditions of this Lease, the Security Deposit, or any balance thereof, shall be returned to Tenant within thirty (30) days after Landlord recovers possession of the Premises or such longer time as may be permissible under Law. Tenant hereby waives any and all rights of Tenant under the provisions of Section 1950.7 of the California Civil Code or other Law regarding security deposits. Tenant shall provide Landlord with annual financial statements verifying its cash and cash equivalents. In addition, Tenant shall notify Landlord immediately if Tenant's cash and cash equivalents fall below the amount specified in Section 1.1(10) above for a period in excess of 30 consecutive days.

         All or part of the Security Deposit may be in the form of an irrevocable letter of credit (the "Letter of Credit"), which Letter of Credit:
(a) , when added to any cash Security Deposit paid by Tenant, shall be in the amount specified in Section 1.1(10); and (b) shall be issued in substantially the form attached hereto as Exhibit D. The Letter of Credit (and any renewals or replacements thereof) shall be for a term of not less than 1 year. Tenant agrees that it shall from time to time, as necessary, whether as a result of a draw on the Letter of Credit by Landlord pursuant to the terms hereof or as a result of the expiration of the Letter of Credit then in effect, renew or replace the original and any subsequent Letter of Credit so that a Letter of Credit, in the amount required hereunder, is in effect until the end of the Term. If Tenant fails to furnish such renewal or replacement at least 60 days prior to the stated expiration date of the Letter of Credit then held by Landlord, Landlord may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) as a Security Deposit pursuant to the terms of this Section 4.5. Any renewal or replacement of the original or any subsequent Letter of Credit shall meet the requirements for the original Letter of Credit as set forth above, except that such replacement or renewal shall be issued by a national bank satisfactory to Landlord at the time of the issuance thereof.

         If Landlord draws on the Letter of Credit as permitted in this Lease and the Letter of Credit, then, upon demand of Landlord, Tenant shall restore the amount available under the Letter of Credit to its original amount by providing Landlord with an amendment to the Letter of Credit evidencing that the amount available under the Letter of Credit has been restored to its original amount. In the alternative, Tenant may provide Landlord with cash, to be held by Landlord in accordance with this Article, equal to the restoration amount required under the Letter of Credit.

                                   ARTICLE 6

                                    SERVICES

6.1      LANDLORD'S GENERAL SERVICES

         (a) So long as the Lease is in full force and effect and Tenant has paid all Rent then due, Landlord shall furnish the following services, the cost of which services shall be included in Operating Expenses or paid directly by Tenant to the utility or service provider (as indicated):

                  (i) heat, ventilation and air-conditioning ("HVAC") in the Premises and the Common Areas;

                  (ii) tempered and cold water for use in lavatories in common with other tenants from the regular supply of the Building;

                  (iii) customary cleaning and janitorial services in the Common Areas five (5) days per week, excluding National Holidays;

                  (iv) washing of the outside windows in the Premises weather permitting at intervals determined by Landlord; and

                  (v) automatic passenger and swing/freight elevator service in common with other tenants of the Building. Freight elevator service will be subject to

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

                           reasonable scheduling by Landlord and payment of Landlord's standard charges.

         (b) If Tenant uses heat generating machines or equipment in the Premises to an extent which adversely affects the temperature otherwise maintained in the Common Areas by the air-cooling system or whenever the occupancy or electrical load adversely affects the temperature otherwise maintained by the air-cooling system, Landlord reserves the right to install or to require Tenant to install supplementary air-conditioning units in the Premises following notice to Tenant advising Tenant of the adverse effect and giving Tenant 30 days to reverse such effect. Tenant shall bear all costs and expenses related to the installation, maintenance and operation of any units installed by Landlord should Tenant fail to act within the 30 day period.

6.2      UTILITY SERVICES

         Landlord shall furnish to the Premises, as a service which is paid directly by Tenant to the utility provider, electric current and natural gas service for general office and laboratory use, including normal lighting and normal business office and laboratory machines. Notwithstanding any provision of the Lease to the contrary, without, in each instance, the prior written approval of Landlord, in Landlord's prudent business judgment, Tenant shall not make any alterations or additions to the electric equipment or systems. Tenant's use of electric current shall at no time exceed the capacity of the wiring, feeders and risers providing electric current to the Premises or the Building. The consent of Landlord to the installation of electric equipment shall not relieve Tenant from the obligation to limit usage of electricity to no more than such capacity.

6.3      ADDITIONAL SERVICES

         At Tenant's written request, Landlord shall furnish additional quantities of any of the services specified in Section 6.1, if Landlord can reasonably do so, on the terms set forth herein. For services requested by Tenant and furnished by Landlord, Tenant shall pay to Landlord as a charge therefor Landlord's prevailing rates charged from time to time for such services, which rates shall be based upon Landlord's actual cost plus a 15% administrative fee. If Tenant shall fail to make any such payment, Landlord may, upon notice to Tenant and in addition to Landlord's other remedies under this Lease, discontinue any or all of such additional services.

6.4      TELEPHONE SERVICES

         All telegraph, telephone, and communication connections which Tenant may desire shall be subject to Landlord's prior written approval, in Landlord's reasonable discretion, and the location of all wires and the work in connection therewith shall be performed by contractors approved by Landlord and shall be subject to the direction of Landlord, except that such approval is not required as to Tenant's telephone equipment (including cabling) within the Premises and from the Premises in a route designated by Landlord to any telephone cabinet or panel provided (as existing or as installed as part of Landlord's Work, if any) on Tenant's floor for Tenant's connection to the telephone cable serving the Building so long as Tenant's equipment does not require connections different than or additional to those to the telephone cabinet or panel provided. Except to the extent of such cabling within the Premises or from the Premises to such telephone cabinet or panel, Landlord reserves the right to designate and control the entity or entities providing telephone or other communication cable installation, removal, repair and maintenance in the Building and to restrict and control access to telephone cabinets or panels. In the event Landlord designates a particular vendor or vendors to provide such cable installation, removal, repair and maintenance for the Building, Tenant agrees to abide by and participate in such program. Tenant shall be responsible for and shall pay all costs incurred in connection with the installation of telephone cables and communication wiring in the Premises, including any hook-up, access and maintenance fees related to the installation of such wires and cables in the Premises and the commencement of service therein, and the maintenance thereafter of such wire and cables; and there shall be included in Operating Expenses for the Building all installation, removal, hook-up or maintenance costs incurred by Landlord in connection with telephone cables and communication wiring serving the Building which are not allocable to any individual users of such service but are allocable to the Building generally. If Tenant fails to maintain all telephone cables and communication wiring in the Premises and such failure affects or interferes with the operation or maintenance of any other telephone cables or communication wiring serving the Building, Landlord or any vendor hired by Landlord may enter into and upon the Premises forthwith and perform such repairs, restorations or alterations as Landlord deems necessary in order to eliminate any such interference (and Landlord may recover from Tenant all of Landlord's costs in connection therewith). If required by Landlord, no later than the Termination Date Tenant shall remove all telephone cables and communication wiring installed by Tenant for and during Tenant's occupancy. Tenant agrees that neither Landlord nor any of its agents or employees shall be liable to Tenant, or any of Tenant's employees, agents, customers or invitees or anyone claiming through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action because of any interruption, diminution, delay or discontinuance at any time for any reason in the furnishing of any telephone or other communication service to the Premises and the Building.

6.5      DELAYS IN FURNISHING SERVICES

         Tenant agrees that Landlord shall not be in breach of this Lease nor be liable to Tenant for damages or otherwise, for any failure to furnish, or a delay in furnishing, or a change in the quantity or character of any service when such failure, delay or change is occasioned, in whole or in part, by repairs, improvements or mechanical breakdowns by the act or default of Tenant or other parties or by an event of Force Majeure. No such failure, delay or change shall be deemed to be an eviction or disturbance of Tenant's use and possession of the Premises, or relieve Tenant from paying Rent or from performing any other obligations of Tenant under this Lease, without any deduction or offset. Failure to any extent to make available, or any slowdown, stoppage, or interruption of, the specified utility services resulting from any cause, including changes in service provider or Landlord's compliance with any voluntary or similar governmental or business guidelines now or hereafter published or any requirements now or hereafter established by any governmental agency, board, or bureau having jurisdiction over the operation of the Property shall not render Landlord liable in any respect for damages to either persons, property, or business, nor be construed as an eviction of Tenant or work an abatement of Rent, nor relieve Tenant of Tenant's obligations for fulfillment of any covenant or agreement hereof. Should any equipment or machinery furnished by Landlord break down or for any cause cease to function properly, Landlord shall use reasonable diligence to repair same promptly, but Tenant shall have no claim for abatement of Rent or damages on account of any interruption of service occasioned thereby or resulting therefrom. Notwithstanding anything in this Section 6.5 to the contrary, if the Premises, or a material portion of the Premises, are made untenantable for a period in excess of 3 consecutive business days as a result of a failure, delay or change in any service due to Landlord's negligence or willful misconduct, and Tenant has given Landlord notice of such failure, delay or change, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the 4th consecutive business day after such notice and ending on the day the service has been restored. If the entire Premises have not been rendered untenantable by such failure, delay or change , the amount of abatement shall be equitably prorated.

6.6      CHOICE OF SERVICE PROVIDER

         Tenant acknowledges that Landlord may, at Landlord's sole option, to the extent permitted by applicable law, elect to change, from time to time, the company or companies which provide services (including electrical service, gas service, water, telephone and technical services) to the Building, the Premises and/or its occupants. Notwithstanding anything to the contrary set forth in this Lease, Tenant acknowledges that Landlord has not and does not make any representations or warranties concerning the identity or identities of the company or companies which provide services to the Building and the Premises or its occupants and Tenant acknowledges that the choice of service providers and matters concerning the engagement and termination thereof shall be solely that of Landlord. The foregoing provision is not intended to modify, amend, change or otherwise derogate any provision of this Lease concerning the nature or type of service to be provided or any specific information concerning the amount thereof to be provided. Tenant agrees to cooperate with Landlord and each of its service providers in connection with any change in service or provider.

6.7      SIGNAGE

         Initial Building standard signage will be installed by Landlord in the directory in the main lobby of the Building, in the listing of tenants in the elevator lobby for the floor on which the Premises is located and at Tenant's main entry door to the Premises at Tenant's sole cost and expense except to the extent that funds are available out of any Tenant Improvement Allowance, if any, provided pursuant to the Workletter. Any change in such initial signage shall be only with Landlord's prior written consent, shall conform to Building standard signage and shall be at Tenant's sole cost and expense. Tenant shall not place on the exterior of the Premises or the door, window or roof, within any display window space or within five (5) feet behind the entry to the Premises, any sign, decoration, lettering, advertising matter or descriptive material without Landlord's prior written approval. Tenant shall submit to Landlord reasonably detailed drawings of its proposed signs for review and approval by Landlord prior to utilizing same. All signs, awnings, canopies, decorations, lettering, advertising matter or other items used by Tenant shall conform to the standards of design, motif, and decor, from time to time, established by Landlord for the Building and shall be insured and maintained at all times by Tenant in good condition, operating order and repair. Flashing signs and credit card or other signs, advertisements and hand lettered signs visible from outside the Building or the Common Areas are prohibited. Landlord shall have the right, without notice to Tenant and without any liability for damage to the Premises reasonably caused thereby, to remove any items displayed or affixed in or to the

Premises which Landlord determines to be in violation of the provisions of this Section. If any damage is done to Tenant's signs, Tenant shall commence to repair same within five (5) days after such damage occurs, and upon Tenant's failure to commence the repair work within said five (5) day period and to diligently prosecute the same to completion, Landlord may, after notice to Tenant, repair such damage and Tenant shall pay Landlord, upon demand, Landlord's costs and expenses in connection therewith.

         Notwithstanding anything in this Section 6.7 to the contrary, Tenant shall have the right to install one (1) sign on the exterior of the Building and one (1) monument sign on the Property (collectively, the "Sign"), if Tenant is not in default (beyond applicable notice and cure periods) under any term or condition of the Lease on the date Tenant elects to install the Sign. Tenant, at its sole cost and expense, shall obtain all necessary building permits and zoning and regulatory approval in connection with the Sign. All costs in connection with the Sign, including any costs for the design, installation, supervision of installation, wiring, maintenance, repair and removal of the Sign, will be at Tenant's expense. Tenant shall submit to Landlord reasonably detailed drawings of the proposed Sign, including without limitation, the size, material, shape and lettering for review and approval by Landlord. The Sign shall conform to the standards of design and motif established by Landlord for the exterior of the Building and the Property. Tenant shall reimburse Landlord for any costs associated with Landlord's review and supervision as hereinbefore provided including, but not limited to, engineers and other professional consultants. Tenant will be responsible for the repair of any damage that the installation of the Sign may cause to the Building or Property. Tenant agrees upon the expiration date or sooner termination of this Lease, upon Landlord's request, to remove the Sign and to repair and restore any damage to the Building and Property at Tenant's expense.

                                   ARTICLE 7

                    POSSESSION, USE AND CONDITION OF PREMISES

7.1      POSSESSION AND USE OF PREMISES

         (a) Tenant shall be entitled to possession of the Premises when the Landlord Work is Substantially Complete. Tenant shall occupy and use the Premises only for the uses specified in
                  Section 1.1 to conduct Tenant's business. Tenant shall not occupy or use the Premises (or permit the use or occupancy of the Premises) for any purpose or in any manner which: (1) is unlawful or in violation of any Law or Environmental Law; (2) may be dangerous to persons or property or which may increase the cost of, or invalidate, any policy of insurance carried on the Building or covering its operations; (3) is contrary to or prohibited by the terms and conditions of this Lease or the rules of the Building set forth in Article Eighteen; or (4) would tend to create or continue a nuisance.

         (b) Tenant shall comply with all Environmental Laws pertaining to Tenant's occupancy and use of the Premises and concerning the proper storage, handling and disposal of any Hazardous Material introduced to the Premises, the Building or the Property by Tenant or other occupants of the Premises, or their employees, servants, agents, contractors, customers or invitees during the Term. Landlord shall comply with all Environmental Laws applicable to the Property other than those to be complied with by Tenant pursuant to the preceding sentence. Tenant shall not generate, store, handle or dispose of any Hazardous Material in, on, or about the Property without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion, except that such consent shall not be required to the extent of Hazardous Material packaged and contained in office products for consumer use in general business offices or laboratories in quantities for ordinary day-to-day use provided such use does not give rise to, or pose a risk of, exposure to or release of Hazardous Material. Landlord consents to the use by Tenant of necessary quantities of Hazardous Material in connection with the operations of its laboratory facilities provided that: (i) materials are stored in original containers, (ii) Tenant provides Landlord with a list of all such Hazardous Materials and the quantities at the Premises from time to time within ten (10) days after request by Landlord, (iii) such use is in compliance with applicable Environmental Law and (iv) such use does not give rise to, or pose a risk of, exposure to or release of Hazardous Materials. Upon request, and from time to time, Tenant shall provide Landlord with a list of all such Hazardous Materials and the quantity of such Hazardous Materials used at the Premises. In the event that Tenant is notified of any investigation or violation of any Environmental Law arising from Tenant's activities at the Premises, Tenant shall immediately deliver to Landlord a copy of such notice. In such event or in the event Landlord reasonably believes that a violation of Environmental Law exists, Landlord may conduct such tests and studies relating to compliance by Tenant with Environmental Laws or the alleged presence of Hazardous Materials upon the Premises as Landlord deems desirable, all of which shall be completed at Tenant's expense. Landlord's inspection and testing rights are for Landlord's own protection only, and Landlord has not, and shall not be deemed to have assumed any responsibility to Tenant or any other party for compliance with Environmental Laws, as a result of the exercise, or non-exercise of such rights. Tenant hereby indemnifies, and agrees to defend, protect and hold harmless, the Indemnitees from any and all loss, claim, demand, action, expense, liability and cost (including attorneys' fees and expenses) arising out of or in any way related to the presence of any Hazardous Material introduced to the Premises during the Term by any party other than Landlord or Landlord's Indemnitees, agents or contractors. In case of any action or proceeding brought against the Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel chosen by Landlord, in Landlord's sole discretion. Landlord reserves the right to settle, compromise or dispose of any and all actions, claims and demands related to the foregoing indemnity. If any Hazardous Material is released, discharged or disposed of on or about the Property and such release, discharge or disposal is not caused by Tenant or other occupants of the Premises, or their employees, servants, agents, contractors, customers or invitees, such release, discharge or disposal shall be deemed casualty damage under Article Fourteen to the extent that the Premises are affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under such Article.

         (c) Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the "ADA") establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises, the Building and the Property depending on, among other things: (1) whether Tenant's business is deemed a "public accommodation" or "commercial facility", (2) whether such requirements are "readily achievable", and (3) whether a given alteration affects a "primary function area" or triggers "path of travel" requirements. The parties hereby agree that: (a) Landlord shall be responsible for ADA Title III compliance in the Common Areas, except as provided below,
                  (b) Tenant shall be responsible for ADA Title III compliance in the Premises, including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease, (c) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III "path of travel" requirements triggered by Tenant Alterations in the Premises, and (d) Landlord may perform, or require Tenant to perform, and Tenant shall be responsible for the cost of, ADA Title III compliance in the Common Areas necessitated by the Building being deemed to be a "public accommodation" instead of a "commercial facility" as a result of Tenant's use of the Premises. Landlord represents and warrants that the Premises shall be in compliance with ADA Title III as of the Commencement Date, other than those ADA requirements that may be triggered by Tenant's use of the Premises for other than general office use. Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant's employees.

7.2      LANDLORD ACCESS TO PREMISES; APPROVALS

         (a) Tenant shall permit Landlord to erect, use and maintain pipes, ducts, wiring and conduits in and through the Premises, so long as Tenant's use, layout or design of the Premises is not materially affected or altered. Landlord or Landlord's agents shall have the right to enter upon the Premises in the event of an emergency, or to inspect the Premises, to perform janitorial and other services, to conduct safety and other testing in the Premises and to make such repairs, alterations, improvements or additions to the Premises or the Building or other parts of the Property as Landlord may deem necessary or desirable (including all alterations, improvements and additions in connection with a change in service provider or providers). Any entry or work by Landlord may be during normal business hours and Landlord may use reasonable efforts to ensure that any entry or work shall not materially interfere with Tenant's occupancy of the Premises.

         (b) If Tenant shall not be personally present to permit an entry into the Premises when for any reason an entry therein shall be necessary or permissible, Landlord (or Landlord's agents), after attempting to notify Tenant (unless Landlord believes an emergency situation exists), may enter the Premises without rendering

                  Landlord or its agents liable therefor, and without relieving Tenant of any obligations under this Lease.

         (c) Landlord may enter the Premises for the purpose of conducting such inspections, tests and studies as Landlord may deem desirable or necessary to confirm Tenant's compliance with all Laws and Environmental Laws or for other purposes necessary in Landlord's reasonable judgment to ensure the sound condition of the Property and the systems serving the Property. Landlord's rights under this Section 7.2(c) are for Landlord's own protection only, and Landlord has not, and shall not be deemed to have assumed, any responsibility to Tenant or any other party as a result of the exercise or non-exercise of such rights, for compliance with Laws or Environmental Laws or for the accuracy or sufficiency of any item or the quality or suitability of any item for its intended use.

         (d) Landlord may do any of the foregoing, or undertake any of the inspection or work described in the preceding paragraphs without such action constituting an actual or constructive eviction of Tenant, in whole or in part, or giving rise to an abatement of Rent by reason of loss or interruption of business of the Tenant, or otherwise.

         (e) The review, approval or consent of Landlord with respect to any item required or permitted under this Lease is for Landlord's own protection only, and Landlord has not, and shall not be deemed to have assumed, any responsibility to Tenant or any other party, as a result of the exercise or non-exercise of such rights, for compliance with Laws or Environmental Laws or for the accuracy or sufficiency of any item or the quality or suitability of any item for its intended use.

7.3      QUIET ENJOYMENT

         Landlord covenants, in lieu of any implied covenant of quiet possession or quiet enjoyment, that so long as Tenant is in compliance with the covenants and conditions set forth in this Lease, Tenant shall have the right to quiet enjoyment of the Premises without hindrance or interference from Landlord or those claiming through Landlord, and subject to the covenants and conditions set forth in the Lease and to the rights of any Mortgagee or ground lessor.

                                    ARTICLE 8

                                   MAINTENANCE

8.1      LANDLORD'S MAINTENANCE

         Subject to the provisions of Articles Four (as to reimbursement of Operating Expenses) and Fourteen, Landlord shall maintain in good order, condition and repair the foundations, roofs, exterior walls, and the structural elements of the Building, plus the electrical, plumbing, heating, ventilating, air-conditioning, mechanical and the fire and life safety systems of the Building (including the Premises), except that: (a) Landlord shall not be responsible for the maintenance or repair of any floor or wall coverings in the Premises; (b) the cost of performing any of said maintenance or repairs to the Premises shall be paid directly by Tenant as Additional Rent and not included in Operating Expenses, and (c) the cost of performing any of said maintenance or repairs to the Building caused by the negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, shall be paid directly by Tenant as Additional Rent and not included in Operating Expenses, subject to the waivers set forth in Section 16.4. Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from work done in or upon, or in connection with the use of, any adjacent or nearby building, land, street or alley. Landlord shall maintain the Building in compliance with all Environmental Laws to the extent Landlord has received written notice of violation of such Laws.

8.2      TENANT'S MAINTENANCE

         Subject to the provisions of Section 8.1 above and Article Fourteen, Tenant, at its expense, shall keep and maintain the Premises and all Tenant Additions in good order, condition and repair and in accordance with all Laws and Environmental Laws (except to the extent Landlord is responsible for compliance with Laws and Environmental Laws in the Premises under the terms of this Lease). Tenant shall provide regular janitorial services to the Premises, at Tenant's sole cost and expense. Tenant shall not permit waste and shall promptly and adequately repair all damages to the Premises and replace or repair all damaged or broken glass in the interior of the Premises, fixtures or appurtenances. Any repairs or maintenance shall be completed with materials of similar quality to the original materials, all such work to be completed under the supervision of Landlord. Any such repairs or maintenance shall be performed only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, and whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building. If Tenant fails to perform any of its obligations set forth in this
Section 8.2, Landlord may, in its sole discretion and upon 24 hours prior notice to Tenant (except without notice in the case of emergencies), perform the same, and Tenant shall pay to Landlord any costs or expenses incurred by Landlord upon demand.

                                    ARTICLE 9

                          ALTERATIONS AND IMPROVEMENTS

9.1      TENANT ALTERATIONS

         (a) Except for completion of Tenant Work undertaken by Tenant pursuant to the Workletter, the following provisions shall apply to the completion of any Tenant Alterations:

                  (i) Tenant shall not, except as provided herein, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, make or cause to be made any Tenant Alterations in or to the Premises or any Property systems serving the Premises. Prior to making any Tenant Alterations, Tenant shall give Landlord ten (10) days prior written notice (or such earlier notice as would be necessary pursuant to applicable Law) to permit Landlord sufficient time to post appropriate notices of non-responsibility. Subject to all other requirements of this Article Nine,

                           Tenant may undertake Decoration work without Landlord's prior written consent. Tenant shall furnish Landlord with the names and addresses of all contractors and subcontractors and copies of all contracts. All Tenant Alterations shall be completed at such time and in such manner as Landlord may from time to time designate, and only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, provided, however, that Landlord may, in its sole discretion, specify the engineers and contractors to perform all work relating to the Building's systems (including the mechanical, heating, plumbing, security, ventilating, air-conditioning, electrical, communication and the fire and life safety systems in the Building). The contractors, mechanics and engineers who may be used are further limited to those whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building. Landlord may further condition its consent upon Tenant furnishing to Landlord and Landlord approving prior to the commencement of any work or delivery of materials to the Premises related to the Tenant Alterations such of the following as specified by Landlord: architectural plans and specifications, opinions from Landlord's engineers stating that the Tenant Alterations will not in any way adversely affect the Building's systems, necessary permits and licenses, certificates of insurance, and such other documents in such form reasonably requested by Landlord. Landlord may, in the exercise of reasonable judgment, request that Tenant provide Landlord with appropriate evidence of Tenant's ability to complete and pay for the completion of the Tenant Alterations such as a performance bond or letter of credit. Upon completion of the Tenant Alterations, Tenant shall deliver to Landlord an as-built mylar and digitized (if available) set of plans and specifications for the Tenant Alterations.

                  (ii) Tenant shall pay the cost of all Tenant Alterations and the cost of decorating the Premises and any work to the Property occasioned thereby. Upon completion of Tenant Alterations, Tenant shall furnish Landlord with contractors' affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used in connection therewith and such other documentation reasonably requested by Landlord or Mortgagee.

                  (iii) Tenant agrees to complete all Tenant Alterations (i) in accordance with all Laws, Environmental Laws, all requirements of applicable insurance companies and in accordance with Landlord's standard construction rules and regulations, and (ii) in a good and workmanlike manner with the use of good grades of materials. Tenant shall notify Landlord immediately if Tenant receives any notice of violation of any Law in connection with completion of any Tenant Alterations and shall immediately take such steps as are necessary to remedy such violation. In no event shall such supervision or right to supervise by Landlord nor shall any approvals given by Landlord under this Lease constitute any warranty by Landlord to Tenant of the adequacy of the design, workmanship or quality of such work or materials for Tenant's intended use or of compliance with the requirements of Section 9.1(a)(3)(i) and (ii) above or impose any liability upon Landlord in connection with the performance of such work.

         (b) All Tenant Additions whether installed by Landlord or Tenant, shall without compensation or credit to Tenant, become part of the Premises and the property of Landlord at the time of their installation and shall remain in the Premises, unless pursuant to Article Twelve, Tenant may remove them or is required to remove them at Landlord's request.

9.2      LIENS

         Tenant shall not permit any lien or claim for lien of any mechanic, laborer or supplier or any other lien to be filed against the Building, the Land, the Premises, or any other part of the Property arising out of work performed, or alleged to have been performed by, or at the direction of, or on behalf of Tenant. If any such lien or claim for lien is filed, Tenant shall within ten (10) days of receiving notice of such lien or claim (a) have such lien or claim for lien released of record or (b) deliver to Landlord a bond in form, content, amount, and issued by surety, satisfactory to Landlord, indemnifying, protecting, defending and holding harmless the Indemnitees against all costs and liabilities resulting from such lien or claim for lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to take any of the above actions, Landlord, in addition to its rights and remedies under Article Eleven, without investigating the validity of such lien or claim for lien, may pay or discharge the same and Tenant shall, as payment of additional Rent hereunder, reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord's expenses and attorneys' fees.

                                   ARTICLE 10

                            ASSIGNMENT AND SUBLETTING

10.1     ASSIGNMENT AND SUBLETTING

         (a) Without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion, Tenant may not sublease, assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Lease or the encumbering of Tenant's interest therein in whole or in part, by operation of Law or otherwise or permit the use or occupancy of the Premises, or any part thereof, by anyone other than Tenant, provided, however, if Landlord chooses not to recapture the space proposed to be subleased or assigned as provided in Section 10.2, Landlord shall not unreasonably withhold its consent to a subletting or assignment under this
                  Section 10.1. Tenant agrees that the provisions governing sublease and assignment set forth in this Article Ten shall be deemed to be reasonable. If Tenant desires to enter into any sublease of the Premises or assignment of this Lease, Tenant shall deliver written notice thereof to Landlord

                  ("Tenant's Notice"), together with the identity of the proposed subtenant or assignee and the proposed principal terms thereof and financial and other information sufficient for Landlord to make an informed judgment with respect to such proposed subtenant or assignee at least fifteen (15) days prior to the commencement date of the term of the proposed sublease or assignment. If Tenant proposes to sublease less than all of the Rentable Area of the Premises, the space proposed to be sublet and the space retained by Tenant must each be a marketable unit as reasonably determined by Landlord and otherwise in compliance with all Laws. Landlord shall notify Tenant in writing of its approval or disapproval of the proposed sublease or assignment or its decision to exercise its rights under Section 10.2 within thirty (30) days after receipt of Tenant's Notice (and all required information). Tenant shall submit for Landlord's approval (which approval shall not be unreasonably withheld) any advertising which Tenant or its agents intend to use with respect to the space proposed to be sublet.

         (b) With respect to Landlord's consent to an assignment or sublease, Landlord may take into consideration any factors that Landlord may deem relevant, and the reasons for which Landlord's denial shall be deemed to be reasonable shall include, without limitation, the following:

                           (1) the business reputation or creditworthiness of any proposed subtenant or assignee is not acceptable to Landlord; or

                           (2) in Landlord's reasonable judgment the proposed assignee or sublessee would diminish the value or reputation of the Building or Landlord; or

                           (3) any proposed assignee's or sublessee's use of the Premises would be different from the Use of the Premises set forth in Section 1.1 or would violate Section 7.1 of the Lease or would violate the provisions of any other leases of tenants in the Property; or

                           (4) the proposed sublessee or assignee is a bona fide prospective tenant of Landlord in the Property as demonstrated by a written proposal dated within ninety (90) days prior to the date of Tenant's request; or

                           (5) the proposed sublessee or assignee would materially increase the estimated pedestrian and vehicular traffic to and from the Premises and the Building.

         (c) Any sublease or assignment shall be expressly subject to the terms and conditions of this Lease. Any subtenant or assignee shall execute such documents as Landlord may reasonably require to evidence such subtenant's sublease of all or a portion of the Premises or assignee's assumption of the obligations and liabilities of Tenant under this Lease. Tenant shall deliver to Landlord a copy of all agreements executed by Tenant and the proposed subtenant and assignee with respect to the Premises. Landlord's approval of a sublease, assignment, hypothecation, transfer or third party use or occupancy shall not constitute a waiver of Tenant's obligation to obtain Landlord's consent to further assignments or subleases, hypothecations, transfers or third party use or occupancy.

         (d) For purposes of this Article Ten, an assignment shall be deemed to include a change in the majority control of Tenant, resulting from any transfer, sale or assignment of shares of stock of Tenant occurring by operation of Law or otherwise if Tenant is a corporation whose shares of stock are not traded publicly. If Tenant is a partnership, any change in the partners of Tenant shall be deemed to be an assignment.

         (e) Notwithstanding anything in this Article Ten to the contrary, occupancy of all or part of the Premises by (i) any related entity, parent company, subsidiary, or Affiliate of Tenant, or
                  (ii) any entity which owns or is owned by an Affiliate of Tenant, or (iii) any company in which Tenant has a controlling interest, or (iv) any successor corporation to Tenant, whether by merger, consolidation, or otherwise, or any person or entity who purchases all or substantially all of Tenant's business or assets, shall not be deemed an assignment or subletting requiring Landlord's prior written consent, provided that such related entity, parent company, subsidiary, Affiliate, controlled company, or successor corporation was not formed as a subterfuge to avoid the obligations of this Article Ten. In such transactions, the provisions of subsections (a) and (b), above, shall not apply, and Tenant may assign the Lease at any time, or sublease all or part of the Premise at any time, without receipt of Landlord's consent, to any such entity so long as such transaction was not entered into as a subterfuge to avoid the obligations and restrictions of this Lease and Landlord receives written notice of such assignment or sublease within 30 days of such transaction. In addition, the provisions of Sections 10.2 and
                  10.3 below shall not apply to such transactions, and any options or rights that Tenant may have under this Lease shall transfer to such entity.

10.2     RECAPTURE

         Landlord shall have the option to exclude from the Premises covered by this Lease ("recapture"): (a) in the event of an assignment, the space subject to the assignment, and (b) if Tenant exercises its Expansion Option (as defined in the Addendum), as to the Expansion Space only, that portion of the Expansion Space proposed to be sublet, but only if the sublease is for more than seventy-five percent (75%) of the Expansion Space and for more than seventy-five percent (75%) of the then remaining Term. The recapture shall be effective as of the proposed commencement date of such sublease or assignment. If Landlord elects to recapture, Tenant shall surrender possession of the space proposed to be subleased or subject to the assignment to Landlord on the effective date of recapture of such space from the Premises, such date being the Termination Date for such space. Effective as of the date of recapture of any portion of the Premises pursuant to this section, the Monthly Base Rent, Rentable Area of the Premises and Tenant's Share shall be adjusted accordingly.

10.3     EXCESS RENT

         Tenant shall pay Landlord on the first day of each month during the term of the sublease or assignment, fifty percent (50%) of the amount by which the sum of all rent and other consideration (direct or indirect) due from the subtenant or assignee for such month exceeds: (i) that portion of the Monthly Base Rent and Rent Adjustments due under this Lease for said month which is allocable to the space sublet or assigned (the "Sublease/Assignment Rent"); and
(ii) the following costs and expenses for the subletting or assignment of such space: (1) brokerage commissions and attorneys' fees and expenses, (2) the actual costs paid in making any improvements or substitutions in the Premises required by any sublease or assignment; and (3) "free rent" periods, costs of any inducements or concessions given to subtenant or assignee, moving costs, and other amounts in respect of such subtenant's or assignee's other leases or occupancy arrangements.

10.4     TENANT LIABILITY

         In the event of any sublease or assignment, whether or not with Landlord's consent, Tenant shall not be released or discharged from any liability, whether past, present or future, under this Lease, including any liability arising from the exercise of any renewal or expansion option, to the extent such exercise is expressly permitted by Landlord. Tenant's liability shall remain primary, and in the event of default by any subtenant, assignee or successor of Tenant in performance or observance of any of the covenants or conditions of this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said subtenant, assignee or successor. After any assignment, Landlord may consent to subsequent assignments or subletting of this Lease, or amendments or modifications of this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant or any successor of Tenant of liability under this Lease. If Landlord grants consent to such sublease or assignment, Tenant shall pay all reasonable attorneys' fees and expenses incurred by Landlord with respect to such assignment or sublease. In addition, if Tenant has any options to extend the Term or to add other space to the Premises, such options shall not be available to any subtenant or assignee, directly or indirectly without Landlord's express written consent, which may be withheld in Landlord's sole discretion.

10.5     ASSUMPTION AND ATTORNMENT

         If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of the assignment. If Tenant shall sublease the Premises as permitted herein, Tenant shall, at Landlord's option, within fifteen (15) days following any request by Landlord, obtain and furnish to Landlord the written agreement of such subtenant to the effect that, upon termination of the Lease, the subtenant will attorn to Landlord and will pay all subrent directly to Landlord; provided, however, Landlord agrees to mitigate any damages to which Landlord would otherwise be entitled under California Civil Code Section 1951.2 by the amount of subrent Landlord receives.

                                   ARTICLE 11

                              DEFAULT AND REMEDIES

11.1     EVENTS OF DEFAULT

         The occurrence or existence of any one or more of the following shall constitute a "Default" by Tenant under this Lease:

         (a) Tenant fails to pay any installment or other payment of Rent including Rent Adjustment Deposits or Rent Adjustments within five (5) days after written notice;

         (b) Tenant fails to observe or perform any of the other covenants, conditions or provisions of this Lease or the Workletter and fails to cure such default within thirty (30) days after written notice thereof to Tenant (or such additional time as may be required, up to a maximum of ninety (90) days, subject to extension due to Force Majeure events), unless the default involves a hazardous condition, which shall be cured forthwith or unless the failure to perform is a Default for which this Lease specifies there is no cure or grace period;

         (c) the interest of Tenant in this Lease is levied upon under execution or other legal process;

         (d) a petition is filed by or against Tenant to declare Tenant bankrupt or seeking a plan of reorganization or arrangement under any Chapter of the Bankruptcy Act, or any amendment, replacement or substitution therefor, or to delay payment of, reduce or modify Tenant's debts, which in the case of an involuntary action is not discharged within thirty (30) days;

         (e) Tenant is declared insolvent by Law or any assignment of Tenant's property is made for the benefit of creditors;

         (f) a receiver is appointed for Tenant or Tenant's property, which appointment is not discharged within thirty (30) days;

         (g) any action taken by or against Tenant to reorganize or modify Tenant's capital structure in a materially adverse way which in the case of an involuntary action is not discharged within thirty (30) days;

         (h)      upon the dissolution of Tenant; or

         (i) upon the third occurrence within any calendar year during the Term that Tenant fails to pay Rent when due and incurred late fees or has breached a particular covenant of this Lease (whether or not such failure or breach is thereafter cured within any stated cure or grace period or statutory period); provided, this provision shall not apply unless Landlord has provided Tenant with written notice of its applicability following the second such occurrence.

11.2     LANDLORD'S REMEDIES

         (a) A Default shall constitute a breach of the Lease for which Landlord shall have the rights and remedies set forth in this
                  Section 11.2 and all other rights and remedies set forth in this Lease or now or hereafter allowed by Law, whether legal or equitable, and all rights and remedies of Landlord shall be cumulative and none shall exclude any other right or remedy.

         (b) With respect to a Default, at any time Landlord may terminate Tenant's right to possession by written notice to Tenant stating such election. Any written notice required pursuant to
                  Section 11.1 shall constitute notice of unlawful detainer pursuant to California Code of Civil Procedure Section 1161 if, at Landlord's sole discretion, it states Landlord's election that Tenant's right to possession is terminated after expiration of any period required by Law or any longer period required by Section 11.1. Upon the expiration of the period stated in Landlord's written notice of termination (and unless such notice provides an option to cure within such period and Tenant cures the Default within such period), Tenant's right to possession shall terminate and this Lease shall terminate, and Tenant shall remain liable as hereinafter provided. Upon such termination in writing of Tenant's right to possession, Landlord shall have the right, subject to applicable Law, to re-enter the Premises and dispossess Tenant and the legal representatives of Tenant and all other occupants of the Premises by unlawful detainer or other summary proceedings, or otherwise as permitted by Law, regain possession of the Premises and remove their property (including their trade fixtures, personal property and those Tenant Additions which Tenant is required or permitted to remove under Article Twelve), but Landlord shall not be obligated to effect such removal, and such property may, at Landlord's option, be stored elsewhere, sold or otherwise dealt with as permitted by Law, at the risk of, expense of and for the account of Tenant, and the proceeds of any sale shall be applied pursuant to Law. Landlord shall in no event be responsible for the value, preservation or safekeeping of any such property. Tenant hereby waives all claims for damages that may be caused by Landlord's removing or storing Tenant's personal property pursuant to this Section or Section 12.1, and Tenant hereby indemnifies, and agrees to defend, protect and hold harmless, the Indemnitees from any and all loss, claims, demands, actions, expenses, liability and cost (including attorneys' fees and expenses) arising out of or in any way related to such removal or storage. Upon such written termination of Tenant's right to possession and this Lease, Landlord shall have the right to recover damages for Tenant's Default as provided herein or by Law, including the following damages provided by California Civil Code Section 1951.2:

                  (i) the worth at the time of award of the unpaid Rent which had been earned at the time of termination;

                  (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could reasonably have been avoided;

                  (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term of this Lease after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; and

                  (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, without limitation, Landlord's unamortized costs of tenant improvements, leasing commissions and legal fees incurred in connection with entering into this Lease. The word "rent" as used in this Section 11.2 shall have the same meaning as the defined term Rent in this Lease. The "worth at the time of award" of the amount referred to in clauses (1) and (2) above is computed by allowing interest at the Default Rate. The worth at the time of award of the amount referred to in clause (3) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of determining unpaid Rent under clause (3) above, the monthly Rent reserved in this Lease shall be deemed to be the sum of the Monthly Base Rent, monthly storage space rent, if any, and the amounts last payable by Tenant as Rent Adjustments for the calendar year in which Landlord terminated this Lease as provided hereinabove.

         (c) Even if Tenant is in Default and/or has abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession by written notice as provided in Section 11.2(b) above, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover Rent as it becomes due under this Lease. In such event, Landlord shall have all of the rights and remedies of a landlord under California Civil Code Section 1951.4 (Landlord may continue Lease in effect after Tenant's Default and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations), or any successor statute. During such time as Tenant is in Default, if Landlord has not terminated this Lease by written notice and if Tenant requests Landlord's consent to an assignment of this Lease or a sublease of the Premises, subject to Landlord's option to recapture pursuant to Section 10.2, Landlord shall not unreasonably withhold its consent to such assignment or sublease. Tenant acknowledges and agrees that the provisions of Article Ten shall be deemed to constitute reasonable limitations of Tenant's right to assign or sublet. Tenant acknowledges and agrees that in the absence of written notice pursuant to Section 11.2(b) above terminating Tenant's right to possession, no other act of Landlord shall constitute a termination of Tenant's right to possession or an acceptance of Tenant's surrender of the Premises, including acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease or the withholding of consent to a subletting or assignment, or terminating a subletting or assignment, if in accordance with other provisions of this Lease.

         (d) In the event that Landlord seeks an injunction with respect to a breach or threatened breach by Tenant of any of the covenants, conditions or provisions of this Lease, Tenant agrees to pay the premium for any bond required in connection with such injunction.

         (e) Tenant hereby waives any and all rights to relief from forfeiture, redemption or reinstatement granted by Law (including California Civil Code of Procedure Sections 1174 and 1179) in the event of Tenant being evicted or dispossessed for any cause or in the event of Landlord obtaining possession of the Premises by reason of Tenant's Default or otherwise;

         (f) Notwithstanding any other provision of this Lease, a notice to Tenant given under this Article and Article Twenty-four of this Lease or given pursuant to California Code of Civil Procedure Section 1161, and any notice served by mail shall be deemed served, and the requisite waiting period deemed to begin under said Code of Civil Procedure Section upon mailing, without any additional waiting requirement under Code of Civil Procedure Section 1011 et seq. or by other Law. For purposes of Code of Civil Procedure Section 1162, Tenant's "place of residence", "usual place of business", "the property" and "the place where the property is situated" shall mean and be the Premises, whether or not Tenant has vacated same at the time of service.

         (g) The voluntary or other surrender or termination of this Lease, or a mutual termination or cancellation thereof, shall not work a merger and shall terminate all or any existing assignments, subleases, subtenancies or occupancies permitted by Tenant, except if and as otherwise specified in writing by Landlord.

         (h) No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant, and no exercise by Landlord of its rights pursuant to Section 25.15 to perform any duty which Tenant fails timely to perform, shall impair any right or remedy or be construed as a waiver. No provision of this Lease shall be deemed waived by Landlord unless such waiver is in writing signed by Landlord. The waiver by Landlord of any breach of any provision of this Lease shall not be deemed a waiver of any subsequent breach of the same or any other provision of this Lease.

11.3     ATTORNEY'S FEES

         In the event any party brings any suit or other proceeding with respect to the subject matter or enforcement of this Lease, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover attorneys' fees, expenses and costs of investigation as actually incurred, including court costs, expert witness fees, costs and expenses of investigation, and all attorneys' fees, costs and expenses in any such suit or proceeding (including in any action or participation in or in connection with any case or proceeding under the Bankruptcy Code, 11 United States Code Sections 101 et seq., or any successor statutes, in establishing or enforcing the right to indemnification, in appellate proceedings, or in connection with the enforcement or collection of any judgment obtained in any such suit or proceeding).

11.4     BANKRUPTCY

         The following provisions shall apply in the event of the bankruptcy or insolvency of Tenant:

         (a) In connection with any proceeding under Chapter 7 of the Bankruptcy Code where the trustee of Tenant elects to assume this Lease for the purposes of assigning it, such election or assignment, may only be made upon compliance with the provisions of (b) and (c) below, which conditions Landlord and Tenant acknowledge to be commercially reasonable. In the event the trustee elects to reject this Lease then Landlord shall immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee.

         (b) Any election to assume this Lease under Chapter 11 or 13 of the Bankruptcy Code by Tenant as debtor-in-possession or by Tenant's trustee (the "Electing Party") must provide for:

                  (i) The Electing Party to cure or provide to Landlord adequate assurance that it will cure all monetary defaults under this Lease within fifteen (15) days from the date of assumption and it will cure all nonmonetary defaults under this Lease within thirty
                           (30) days from the date of assumption. Landlord and Tenant acknowledge such condition to be commercially reasonable.

                  (ii) If the Electing Party has assumed this Lease or elects to assign Tenant's interest under this Lease to any other person, such interest may be assigned only if the intended assignee has provided adequate assurance of future performance (as herein defined), of all of the obligations imposed on Tenant under this Lease.

                  (iii) For the purposes hereof, "adequate assurance of future performance" means that Landlord has ascertained that each of the following conditions has been satisfied:

                           (1) The assignee has submitted a current financial statement, certified by its chief financial officer, which shows a net worth and working capital in amounts sufficient to assure the future performance by the assignee of Tenant's obligations under this Lease; and

                           (2) Landlord has obtained consents or waivers from any third parties that may be required under a lease, mortgage, financing arrangement, or other agreement by which Landlord is bound, to enable Landlord to permit such assignment.

         (c) Landlord's acceptance of rent or any other payment from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, the requirement of Landlord's consent, Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent, or Landlord's claim for any amount of Rent due from Tenant.

11.5     LANDLORD'S DEFAULT

         Landlord shall be in default hereunder in the event Landlord has not begun and pursued with reasonable diligence the cure of any failure of Landlord to meet its obligations hereunder within thirty (30) days after the receipt by Landlord of written notice from Tenant of the alleged failure to perform. In no event shall Tenant have the right to terminate or rescind this Lease as a result of Landlord's default as to any covenant or agreement contained in this Lease. Tenant hereby waives such remedies of termination and rescission and hereby agrees that Tenant's remedies for default hereunder and for breach of any promise or inducement shall be limited to a suit for damages and/or injunction. In addition, Tenant hereby covenants that, prior to the exercise of any such remedies, it will give the Mortgagee notice and a reasonable time to cure any default by Landlord.

                                   ARTICLE 12

                              SURRENDER OF PREMISES

12.1     IN GENERAL

         Upon the Termination Date, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in a clean, good and tenantable condition, excepting ordinary wear and tear, and damage caused by Landlord. Tenant shall deliver to Landlord all keys to the Premises. Tenant shall remove from the Premises all movable personal property of Tenant and Tenant's trade fixtures, including, subject to Section 6.4, cabling for any of the foregoing. Tenant shall be entitled to remove such Tenant Alterations, which at the time of their installation Landlord and Tenant agreed may be removed by Tenant. Tenant shall also remove such other Tenant Alterations as required by Landlord, including any Tenant Alterations containing Hazardous Materials. Tenant shall pay any costs Landlord incurs to: (a) repair damage resulting from removal of any of Tenant's property, furnishings or Tenant Alterations; (b) close floor, ceiling and roof openings caused by such removal; and (c) restore the Premises to a tenantable condition as reasonably determined by Landlord. If any of the Tenant Alterations which were installed by Tenant involved the lowering of ceilings, raising of floors or the installation of specialized wall or floor coverings or lights, then Tenant shall also be liable for the cost to return such surfaces to their condition prior to the commencement of this Lease. In the event possession of the Premises is not delivered to Landlord when required hereunder, or if Tenant shall fail to remove those items described above, Landlord may (but shall not be obligated to), at Tenant's expense, remove any of such property and store, sell or otherwise deal with such property as provided in Section 11.2(b), including the waiver and indemnity obligations provided in that Section.

12.2     LANDLORD'S RIGHTS

         All property which may be removed from the Premises by Landlord shall be conclusively presumed to have been abandoned by Tenant and Landlord may deal with such property as provided in Section 11.2(b), including the waiver and indemnity obligations provided in that Section. Tenant shall also reimburse Landlord for all costs and expenses incurred by Landlord in removing any of Tenant Alterations and in restoring the Premises to the condition required by this Lease at the Termination Date.

                                   ARTICLE 13

                                  HOLDING OVER

         In the event that Tenant holds over in possession of the Premises after the Termination Date, Tenant shall pay Landlord 125% of the monthly Rent payable for the month immediately preceding the holding over (including increases for Rent Adjustments which Landlord may reasonably estimate. Tenant shall also pay all damages sustained by Landlord by reason of such retention of possession. The provisions of this Article shall not constitute a waiver by Landlord of any re-entry rights of Landlord, and Tenant's continued occupancy of the Premises shall be as a tenancy in sufferance.

                                   ARTICLE 14

                        DAMAGE BY FIRE OR OTHER CASUALTY

14.1     SUBSTANTIAL UNTENANTABILITY

         (a) If any fire or other casualty (whether insured or uninsured) renders all or a substantial portion of the Premises or the Building untenantable for the Permitted Use, Landlord shall, with reasonable promptness after the occurrence of such damage, cause a licensed architect or contractor to estimate the length of time that will be required to substantially complete the repair and restoration and shall by notice advise Tenant of such estimate ("Landlord's Notice"). If Landlord's Notice indicates that the amount of time required to substantially complete such repair and restoration will exceed one hundred eighty (180) days from the date such damage occurred, then Landlord, or Tenant if all or a substantial portion of the Premises or the Building is rendered untenantable, shall have the right to terminate this Lease as of the date of such damage upon giving written notice to the other at any time within twenty (20) days after delivery of Landlord's Notice, provided that if Landlord so chooses, Landlord's Notice may also constitute such notice of termination.

         (b) Unless this Lease is terminated as provided in the preceding subparagraph, Landlord shall proceed with reasonable promptness to repair and restore the Premises to its condition as existed prior to such casualty, subject to reasonable delays for insurance adjustments and Force Majeure delays, and also subject to zoning Laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease if such repairs and restoration are not in fact completed within the time period estimated by Landlord so long as Landlord shall proceed with reasonable diligence to complete such repairs and restoration. Notwithstanding the foregoing to the contrary, if the repair and restoration is not completed within two hundred seventy
                  (270) days from the date such damage occurred, then Tenant shall have the right to terminate this Lease as of the two hundred seventy- first (271st) day after the date such damage occurred by providing twenty (20) days prior written notice to Landlord.

         (c) Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damages to the Premises, except for those proceeds of Tenant's insurance of its own personal property and equipment which would be removable by Tenant at the Termination Date. All such insurance proceeds shall be payable to Landlord whether or not the Premises are to be repaired and restored, provided, however, if this Lease is not terminated and the parties proceed to repair and restore Tenant Additions at Tenant's cost, to the extent Landlord received proceeds of Tenant's insurance covering Tenant Additions, such proceeds shall be applied to reimburse Tenant for its cost of repairing and restoring Tenant Additions.

         (d) Notwithstanding anything to the contrary herein set forth: (i) Landlord shall have no duty pursuant to this Section to repair or restore any portion of any Tenant Additions or to expend for any repair or restoration of the Premises or Building amounts in excess of insurance proceeds paid to Landlord and available for repair or restoration; and (ii) Tenant shall not have the right to terminate this Lease pursuant to this
                  Section if any damage or destruction was caused by the act or neglect of Tenant, its agent or employees. Whether or not the Lease is terminated pursuant to this Article Fourteen, in no event shall Tenant be entitled to any compensation or damages for loss of the use of the whole or any part of the Premises or for any inconvenience or annoyance occasioned by any such damage, destruction, rebuilding or restoration of the Premises or the Building or access thereto.

         (e) Any repair or restoration of the Premises performed by Tenant shall be in accordance with the provisions of Article Nine hereof.

14.2     INSUBSTANTIAL UNTENANTABILITY

         If the Premises or the Building is damaged by a casualty but neither is rendered substantially untenantable for the Permitted Use and Landlord's Notice indicates that the time to substantially complete the repair or restoration will not exceed one hundred eighty (180) days from the date such damage occurred, then Landlord shall proceed to repair and restore the Premises or the Building other than Tenant Additions, with reasonable promptness; provided, however, if such damage is to the Premises and occurs during the last twelve (12) months of the Term and the estimated time to complete repairs exceeds thirty-three and one-third percent

(33 1/3%) of the then remaining Term, or occurs during the last six (6) months of the Term (regardless of the estimated repair time), then either Tenant or Landlord shall have the right to terminate this Lease as of the date of such casualty by giving written notice thereof to the other within twenty (20) days after the date of such casualty. Notwithstanding the aforesaid, Landlord's obligation to repair shall be limited in accordance with the provisions of
Section 14.1 above.

14.3     RENT ABATEMENT

         Except for the negligence or willful act of Tenant or its agents, employees, contractors or invitees, if all or any part of the Premises are rendered untenantable by fire or other casualty and this Lease is not terminated, Monthly Base Rent and Rent Adjustments shall abate for that part of the Premises which is untenantable on a per diem basis from the date of the casualty until Landlord has Substantially Completed the repair and restoration work in the Premises which it is required to perform, provided, that as a result of such casualty, Tenant does not occupy the portion of the Premises which is untenantable during such period.

14.4     WAIVER OF STATUTORY REMEDIES

         The provisions of this Lease, including this Article Fourteen, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, the Premises or the Property or any part of either, and any Law, including Sections 1932(2), 1933(4), 1941 and 1942 of the California Civil Code, with respect to any rights or obligations concerning damage or destruction shall have no application to this Lease or to any damage to or destruction of all or any part of the Premises or the Property or any part of either, and are hereby waived.

                                   ARTICLE 15

                                 EMINENT DOMAIN

15.1     TAKING OF WHOLE OR SUBSTANTIAL PART

         In the event the whole or any substantial part of the Building or of the Premises is taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation) and is thereby rendered untenantable, this Lease shall terminate as of the date title vests in such authority, and Monthly Base Rent and Rent Adjustments shall be apportioned as of the Termination Date. Notwithstanding anything to the contrary herein set forth, in the event the taking is temporary (for less than the remaining Term of the Lease), Landlord may elect either (i) to terminate this Lease or (ii) permit Tenant to receive the entire award attributable to the Premises in which case Tenant shall continue to pay Rent and this Lease shall not terminate.

15.2     TAKING OF PART

         In the event a part of the Building or the Premises is taken or condemned by any competent authority (or a deed is delivered in lieu of condemnation) and this Lease is not terminated, the Lease shall be amended to reduce or increase, as the case may be, the Monthly

Base Rent and Tenant's Share to reflect the Rentable Area of the Premises or Building, as the case may be, remaining after any such taking or condemnation. Landlord, upon receipt and to the extent of the award in condemnation (or proceeds of sale) shall make necessary repairs and restorations to the Premises (exclusive of Tenant Additions) and to the Building to the extent necessary to constitute the portion of the Building not so taken or condemned as a complete architectural and economically efficient unit. Notwithstanding the foregoing, if as a result of any taking, or a governmental order that the grade of any street or alley adjacent to the Building is to be changed and such taking or change of grade makes it necessary or desirable to substantially remodel or restore the Building or prevents the economical operation of the Building, Landlord shall have the right to terminate this Lease upon ninety (90) days prior written notice to Tenant.

15.3     COMPENSATION

         Landlord shall be entitled to receive the entire award (or sale proceeds) from any such taking, condemnation or sale without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award; provided, however, Tenant shall have the right separately to pursue against the condemning authority a separate award in respect of the loss, if any, to Tenant Additions paid for by Tenant without any credit or allowance from Landlord so long as there is no diminution of Landlord's award as a result.

                                   ARTICLE 16

                                    INSURANCE

16.1     TENANT'S INSURANCE

         Tenant, at Tenant's expense, agrees to maintain in force, with a company or companies acceptable to Landlord, during the Term: (a) Commercial General Liability Insurance on a primary basis and without any right of contribution from any insurance carried by Landlord covering the Premises on a claims-made basis against all claims for personal injury, bodily injury, death and property damage, including broad form contractual liability coverage, and such insurance shall be for such limits that are reasonably required by Landlord from time to time but not less than a combined single limit of One Million and No/100 Dollars ($1,000,000.00), plus an umbrella policy of not less than Four Million and No/100 Dollars ($4,000,000.00), have a retroactive date that is the same as the Commencement Date and be written with an insurance company having an A.M. Best Rating of "A-VII" or greater; (b) Workers' Compensation and Employers' Liability Insurance to the extent required by and in accordance with the Laws of the State of California; (c) "Special Perils" property insurance in an amount adequate to cover the full replacement cost of all Tenant Additions, equipment, installations, fixtures and contents of the Premises in the event of loss; (d) in the event a motor vehicle is to be used by Tenant in connection with its business operation from the Premises, Comprehensive Automobile Liability Insurance coverage with limits of not less than One Million and No/100 Dollars ($1,000,000.00) combined single limit coverage against bodily injury liability and property damage liability arising out of the use by or on behalf of Tenant, its agents and employees in connection with this Lease, of any owned, non-owned or hired motor vehicles; and (e) such other insurance or coverages as Landlord reasonably requires provided such other insurance or coverages are consistent with the requirements of landlords of buildings similar to the Building in the San Francisco Bay Area.

16.2     FORM OF POLICIES

         The Commercial General Liability Insurance and umbrella policies referred to in 16.1 shall satisfy the following requirements. Each policy shall
(i) name Landlord and the Indemnitees as additional insureds (except Workers' Compensation and Employers' Liability Insurance), (ii) be issued by one or more responsible insurance companies licensed to do business in the State of California reasonably satisfactory to Landlord, (iii) where applicable, provide for deductible amounts satisfactory to Landlord and not permit co-insurance,
(iv) shall provide that such insurance may not be canceled without thirty (30) days' prior written notice to the Landlord, and (v) each policy of "Special Perils" property insurance shall provide that the policy shall not be invalidated should the insured waive in writing prior to a loss, any or all rights of recovery against any other party for losses covered by such policies. Tenant shall deliver to Landlord, certificates of insurance and at Landlord's request, copies of all policies and renewals thereof to be maintained by Tenant hereunder, not less than ten (10) days prior to the Commencement Date and not less than ten (10) days prior to the expiration date of each policy.

16.3     LANDLORD'S INSURANCE

         Landlord agrees to purchase and keep in full force and effect during the Term hereof, including any extensions or renewals thereof, insurance under policies issued by insurers of recognized responsibility, qualified to do business in the State of California on the Building in amounts not less than the greater of eighty (80%) percent of the then full replacement cost (without depreciation) of the Building (above foundations and excluding Tenant Additions) or an amount sufficient to prevent Landlord from becoming a co-insurer under the terms of the applicable policies, against fire and such other risks as may be included in standard forms of all risk coverage insurance reasonably available from time to time. Landlord agrees to maintain in force during the Term, Commercial General Liability Insurance covering the Building on an occurrence basis against all claims for personal injury, bodily injury, death, and property damage. Such insurance shall be for a combined single limit of not less than Three Million and No/100 Dollars ($3,000,000.00). Neither Landlord's obligation to carry such insurance nor the carrying of such insurance shall be deemed to be an indemnity by Landlord with respect to any claim, liability, loss, cost or expense due, in whole or in part, to Tenant's negligent acts or omissions or willful misconduct. Without obligation to do so, Landlord may, in its sole discretion from time to time, carry insurance in amounts greater and/or for coverage additional to the coverage and amounts set forth above.

16.4     WAIVER OF SUBROGATION

         (a) Landlord agrees that, if obtainable at no, or minimal, additional cost, and so long as the same is permitted under the laws of the State of California, it will include in its "Special Perils" policies appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against Tenant with respect to losses payable under such policies and/or (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies.

         (b) Tenant agrees to include, if obtainable at no, or minimal, additional cost, and so long as the same is permitted under the laws of the State of California, in its "Special Perils" insurance policy or policies on Tenant Additions, whether or not removable, and on Tenant's furniture, furnishings, fixtures and other property removable by Tenant under the provisions of this Lease appropriate clauses pursuant to which the insurance company or companies (i) waive the right of subrogation against Landlord and/or any tenant of space in the Building with respect to losses payable under such policy or policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies. If Landlord shall be named as an additional insured in accordance with the foregoing, Landlord agrees to endorse promptly to the order of Tenant, without recourse, any check, draft, or order for the payment of money representing the proceeds of any such policy or representing any other payment growing out of or connected with said policies, and Landlord does hereby irrevocably waive any and all rights in and to such proceeds and payments.

         (c) Provided that Landlord's right of full recovery under its policy or policies aforesaid is not adversely affected or prejudiced thereby, Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Real Property and the fixtures, appurtenances and equipment therein, to the extent the same is covered by Landlord's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Provided that Tenant's right of full recovery under its aforesaid policy or policies is not adversely affected or prejudiced thereby, Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, and employees and against every other tenant of the Real Property who shall have executed a similar waiver as set forth in this Section 16.4
                  (c) for loss or damage to Tenant Additions, whether or not removable, and to Tenant's furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent the same is coverable by Tenant's insurance required under this Lease, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

         (d) Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies pursuant to subparagraphs (a) and (b) above cannot be obtained on the terms hereinbefore provided and thereafter to furnish the other with a certificate of insurance or copy of such policies showing the naming of the other as an additional insured, as aforesaid. Landlord and Tenant hereby also agree to notify the other promptly of any cancellation or change of the terms of any such policy that would affect such clauses or naming.

16.5     NOTICE OF CASUALTY

         Tenant shall give Landlord notice in case of a fire or accident in the Premises promptly after Tenant is aware of such event.

                                   ARTICLE 17

                         WAIVER OF CLAIMS AND INDEMNITY

17.1     WAIVER OF CLAIMS

         To the extent permitted by Law, Tenant releases the Indemnitees from, and waives all claims for, damage to person or property sustained by the Tenant or any occupant of the Premises or the Property resulting directly or indirectly from any existing or future condition, defect, matter or thing in and about the Premises or the Property or any part of either or any equipment or appurtenance therein, or resulting from any accident in or about the Premises or the Property, or resulting directly or indirectly from any act or neglect of any tenant or occupant of the Property or of any other person, including Landlord's agents and servants, except to the extent caused by the gross negligence or willful and wrongful act of any of the Indemnitees. To the extent permitted by Law, Tenant hereby waives any consequential damages, compensation or claims for inconvenience or loss of business, rents, or profits as a result of such injury or damage, whether or not caused by the gross negligence or willful and wrongful act of any of the Indemnitees. If any such damage, whether to the Premises or the Property or any part of either, or whether to Landlord or to other tenants in the Property, results from any act or neglect of Tenant, its employees, servants, agents, contractors, invitees or customers, Tenant shall be liable therefor and Landlord may, at Landlord's option, repair such damage and Tenant shall, upon demand by Landlord, as payment of additional Rent hereunder, reimburse Landlord within ten (10) days of demand for the total cost of such repairs, in excess of amounts, if any, paid to Landlord under insurance covering such damages.

17.2     INDEMNITY BY TENANT

         To the extent permitted by Law, Tenant hereby indemnifies, and agrees to protect, defend and hold the Indemnitees harmless, against any and all actions, claims, demands, liability, costs and expenses, including attorneys' fees and expenses for the defense thereof, arising from Tenant's occupancy of the Premises performed by Tenant, from the undertaking of any Tenant Alterations or repairs to the Premises, from the conduct of Tenant's business on the Premises, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from any willful act or negligence of Tenant, its agents, contractors, servants, employees, customers or invitees, in or about the Premises or the Property or any part of either. In case of any action or proceeding brought against the Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel chosen by Tenant and reasonably acceptable to Landlord. Landlord reserves the right to settle, compromise or dispose of any and all actions, claims and demands related to the foregoing indemnity. The foregoing indemnity shall not operate to relieve Indemnitees of liability to the extent such liability is caused by the willful and wrongful act of Indemnitees. Further, the foregoing indemnity is subject to and shall not diminish any waivers in effect in accordance with Section 16.4 by Landlord or its insurers to the extent of amounts, if any, paid to Landlord under its "Special Perils" property insurance.

17.3     INDEMNITY BY LANDLORD

         To the extent permitted by Law, Landlord hereby indemnifies, and agrees to protect, defend and hold Tenant harmless from and against any and all liability, loss, suits, claims, actions, costs and expense, including without limitation, any attorney's fees, arising from any contamination of the Premises or the Property (including the underlying land and groundwater) by any Hazardous Materials, where such contamination was not caused by Tenant. The provision of this Section 17.3 shall survive the expiration or earlier termination of the Term. Nothing in this Section 17.3 shall be deemed to modify Tenant's obligations under Section 4.1 of the Lease.

                                   ARTICLE 18

                              RULES AND REGULATIONS

18.1     RULES

         Tenant agrees for itself and for its subtenants, employees, agents, and invitees to comply with the rules and regulations listed on Exhibit C attached hereto and with all reasonable modifications and additions thereto which Landlord may make from time to time.

18.2     ENFORCEMENT

         Nothing in this Lease shall be construed to impose upon the Landlord any duty or obligation to enforce the rules and regulations as set forth on Exhibit C or as hereafter adopted, or the terms, covenants or conditions of any other lease as against any other tenant, and the Landlord shall not be liable to the Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Landlord shall use reasonable efforts to enforce the rules and regulations of the Property in a uniform and non-discriminatory manner.

                                   ARTICLE 19

                           LANDLORD'S RESERVED RIGHTS

         Landlord shall have the following rights exercisable without notice to Tenant and without liability to Tenant for damage or injury to persons, property or business and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for offset or abatement of Rent: (1) to change the Building's name or street address upon thirty (30) days' prior written notice to Tenant; (2) to install, affix and maintain all signs on the exterior and/or interior of the Building; (3) to designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises; (4) upon reasonable notice to Tenant, to display the Premises to prospective purchasers and lenders at reasonable hours at any time during the Term and to prospective tenants at reasonable hours during the last twelve (12) months of the Term; (5) to grant to any party the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purpose permitted hereunder; (6) to change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, washrooms or public portions of the Building, and to close entrances, doors, corridors, elevators or other facilities, provided that such action shall not materially and adversely interfere with Tenant's access to the Premises or the Building; (7) to have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises as required by any applicable rules of the United States Post Office; and (8) to close the Building after Standard Operating Hours, except that Tenant and its employees and invitees shall be entitled to admission at all times, under such regulations as Landlord prescribes for security purposes.

                                   ARTICLE 20

                              ESTOPPEL CERTIFICATE

20.1     IN GENERAL

         Within ten (10) days after request therefor by Landlord, Tenant, Mortgagee or any prospective mortgagee or owner, Tenant or Landlord agrees as directed in such request to execute an Estoppel Certificate in recordable form, binding upon Tenant or Landlord , certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid; (iii) that Tenant is in the possession of the Premises if that is the case; (iv) that to the knowledge of the party completing the Estoppel Certificate, Landlord or Tenant (as applicable) is not in default under this Lease, or, if a default has occurred, the nature thereof in detail; (v) (if Tenant is completing Estoppel Certificate) that Tenant , to its knowledge, has no offsets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any offsets or defenses, a full and complete explanation thereof); (vi) that the Premises have been completed in accordance with the terms and provisions hereof or the Workletter, that Tenant has accepted the Premises and the condition thereof and of all improvements thereto and has no claims against Landlord or any other party with respect thereto; (vii) (if Tenant is completing Estoppel Certificate) that if an assignment of rents or leases has been served upon the Tenant by a Mortgagee, Tenant will acknowledge receipt thereof and agree to be bound by the reasonable provisions thereof; (viii) (if Tenant is completing Estoppel Certificate) that Tenant will give to the Mortgagee copies of all notices required or permitted to be given by Tenant to Landlord; and (ix) to any other information reasonably requested. Landlord or Tenant shall pay all reasonable attorneys' fees and expenses incurred by the requesting party with respect to executing the Estoppel Certificate.

20.2     ENFORCEMENT

         In the event that Tenant fails to deliver an Estoppel Certificate, then such failure shall be a Default for which there shall be no cure or grace period. In addition to any other remedy available to Landlord, Landlord may impose a charge equal to $500.00 for each day that Tenant fails to deliver an Estoppel Certificate

                                   ARTICLE 21

                              RELOCATION OF TENANT

         [INTENTIONALLY OMITTED]

                                   ARTICLE 22

                               REAL ESTATE BROKERS

         Tenant represents that Tenant has not dealt with any real estate broker, sales person, or finder in connection with this Lease, and no such person initiated or participated in the negotiation of this Lease, or showed the Premises to Tenant. Tenant hereby agrees to indemnify, protect, defend and hold Landlord and the Indemnitees, harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation. Landlord agrees to pay any commission to which the brokers listed in Section 1.1 are entitled in connection with this Lease pursuant to Landlord's written agreement with such broker.

                                   ARTICLE 23

                              MORTGAGEE PROTECTION

23.1     SUBORDINATION AND ATTORNMENT

         This Lease is and shall be expressly subject and subordinate at all times to (i) any ground or underlying lease of the Real Property, now or hereafter existing, and all amendments, extensions, renewals and modifications to any such lease, and (ii) the lien of any mortgage or trust deed now or hereafter encumbering fee title to the Real Property and/or the leasehold estate under any such lease, and all amendments, extensions, renewals, replacements and modifications of such mortgage or trust deed and/or the obligation secured thereby, unless such ground lease or ground lessor, or mortgage, trust deed or Mortgagee, expressly provides or elects that the Lease shall be superior to such lease or mortgage or trust deed. If any such mortgage or trust deed is foreclosed (including any sale of the Real Property pursuant to a power of sale), or if any such lease is terminated, upon request of the Mortgagee or ground lessor, as the case may be, Tenant shall attorn to the purchaser at the foreclosure sale or to the ground lessor under such lease, as the case may be, provided, however, that such purchaser or ground lessor shall not be (i) bound by any payment of Rent for more than one month in advance except payments in the nature of security for the performance by Tenant of its obligations under this Lease; (ii) subject to any offset, defense or damages arising out of a default of any obligations of any preceding Landlord; or (iii) bound by any amendment or modification of this Lease made without the written consent of the Mortgagee or ground lessor subsequent to the date of such Mortgagee's or ground lessor's security interest; or (iv) liable for any security deposits not actually received in cash by such purchaser or ground lessor. This subordination shall be self-operative and no further certificate or instrument of subordination need be required by any such Mortgagee or ground lessor. In confirmation of such subordination, however, Tenant shall execute promptly any reasonable certificate or instrument that Landlord, Mortgagee or ground lessor may request. Tenant hereby constitutes Landlord as Tenant's attorney-in-fact to execute such certificate or instrument for and on behalf of Tenant upon Tenant's failure to do so within fifteen (15) days of a request to do so. Upon request by such successor in interest, Tenant shall execute and deliver reasonable instruments confirming the attornment provided for herein.

         Notwithstanding the foregoing, upon written request by Tenant, Landlord will use reasonable efforts to obtain a non-disturbance, subordination and attornment agreement from Landlord's then current Mortgagee on such Mortgagee's then current standard form of agreement. "Reasonable efforts" of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by the Mortgagee. Upon request of Landlord, Tenant will execute the Mortgagee's form of non-disturbance, subordination and attornment agreement and return the same to Landlord for execution by the Mortgagee. Landlord's failure to obtain a non-disturbance, subordination and attornment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder.

23.2     MORTGAGEE PROTECTION

         Tenant agrees to give any Mortgagee or ground lessor, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has received notice (by way of service on Tenant of a copy of an assignment of rents and leases, or otherwise) of the address of such Mortgagee or ground lessor. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagee or ground lessor shall have an additional thirty
(30) days after receipt of notice thereof within which to cure such default or if such default cannot be cured within that time, then such additional notice time as may be necessary, if, within such thirty (30) days, any Mortgagee or ground lessor has commenced and is diligently pursuing the remedies necessary to cure such default (including commencement of foreclosure proceedings or other proceedings to acquire possession of the Real Property, if necessary to effect such cure). Such period of time shall be extended by any period within which such Mortgagee or ground lessor is prevented from commencing or pursuing such foreclosure proceedings or other proceedings to acquire possession of the Real Property by reason of Landlord's bankruptcy. Until the time allowed as aforesaid for Mortgagee or ground lessor to cure such defaults has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of default. This Lease may not be modified or amended so as to reduce the Rent or shorten the Term, or so as to adversely affect in any other respect to any material extent the rights of the Landlord, nor shall this Lease be canceled or surrendered, without the prior written consent, in each instance, of the ground lessor or the Mortgagee.

                                   ARTICLE 24

                                     NOTICES

         All notices, demands or requests provided for or permitted to be given pursuant to this Lease must be in writing and shall be personally delivered, sent by Federal Express or other reputable overnight courier service, or mailed by first class, registered or certified United States mail, return receipt requested, postage prepaid. All notices, demands or requests to be sent pursuant to this Lease shall be deemed to have been properly given or served by delivering or sending the same in accordance with this Section, addressed to the parties hereto at their respective addresses listed in Sections 1.1. Notices, demands or requests sent by mail or overnight courier service as described above shall be effective upon deposit in the mail or with such courier service. However, the time period in which a response to any such notice, demand or request must be given shall commence to run from (i) in the case of delivery by mail, the date of receipt on the return receipt of the notice, demand or request by the addressee thereof, or (ii) in the case of delivery by Federal Express or other overnight courier service, the date of acceptance of delivery by an employee, officer, director or partner of Landlord or Tenant. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given, as indicated by advice from Federal Express or other overnight courier service or by mail return receipt, shall be deemed to be receipt of notice, demand or request sent. Notices may also be served by personal service upon any officer, director or partner of Landlord or Tenant, and shall be effective upon such service. By giving to the other party at least thirty (30) days written notice thereof, either party shall have the right from time to time during the term of this Lease to change their respective addresses for notices, statements, demands and requests, provided such new address shall be within the United States of America.

                                   ARTICLE 25

                                  MISCELLANEOUS

25.1     LATE CHARGES

         (a) All payments required hereunder (other than the Monthly Base Rent, Rent Adjustments, and Rent Adjustment Deposits, which shall be due as hereinbefore provided) to Landlord shall be paid within ten (10) business days after Landlord's demand therefor. All such amounts (including Monthly Base Rent, Rent Adjustments, and Rent Adjustment Deposits) not paid when due shall bear interest from the date due until the date paid at the Default Rate in effect on the date such payment was due.

         (b) In the event Tenant is more than five (5) days late in paying any installment of Rent due under this Lease, Tenant shall pay Landlord a late charge equal to five percent (5%) of the delinquent installment of Rent. The parties agree that (i) such delinquency will cause Landlord to incur costs and expenses not contemplated herein, the exact amount of which will be difficult to calculate, including the cost and expense that will be incurred by Landlord in processing each delinquent payment of rent by Tenant, (b) the amount of such late charge represents a reasonable estimate of such costs and expenses and that such late charge shall be paid to Landlord for each delinquent payment in addition to all Rent otherwise due hereunder. The parties further agree that the payment of late charges and the payment of interest provided for in subparagraph (a) above are distinct and separate from one another in that the payment of interest is to compensate Landlord for its inability to use the money improperly withheld by Tenant, while the payment of late charges is to compensate Landlord for its additional administrative expenses in handling and processing delinquent payments.

         (c) Payment of interest at the Default Rate and/or of late charges shall not excuse or cure any default by Tenant under this Lease, nor shall the foregoing provisions of this Article or any such payments prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay Rent when due, including the right to terminate this Lease.

25.2     NO JURY TRIAL; VENUE; JURISDICTION

         Each party hereto (which includes any assignee, successor, heir or personal representative of a party) shall not seek a jury trial, hereby waives trial by jury, and hereby further waives any objection to venue in the County in which the Property is located, and agrees and consents to personal jurisdiction of the courts of the State of California, in any action or proceeding or counterclaim brought by any party hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any statute, emergency or otherwise, whether any of the foregoing is based on this Lease or on tort law. No party will seek to consolidate any such action in which a jury has been waived with any other action in which a jury trial cannot or has not been waived. It is the intention of the parties that these provisions shall be subject to no exceptions. By execution of this Lease the parties agree that this provision may be filed by any party hereto with the clerk or judge before whom any action is instituted, which filing shall constitute the written consent to a waiver of jury trial pursuant to and in accordance with Section 631 of the California Code of Civil Procedure. No party has in any way agreed with or represented to any other party that the provisions of this Section will not be fully enforced in all instances. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

25.3     OPTION

         This Lease shall not become effective as a lease or otherwise until executed and delivered by both Landlord and Tenant. The submission of the Lease to Tenant does not constitute a reservation of or option for the Premises, but when executed by Tenant and delivered to Landlord, the Lease shall constitute an irrevocable offer by Tenant in effect for fifteen (15) days to lease the Premises on the terms and conditions herein contained.

25.4     AUTHORITY

         Each party represents and warrants to the other party that it has full authority and power to enter into and perform its obligations under this Lease, that the person executing this Lease is fully empowered to do so, and that no consent or authorization is necessary from any third party. Either party may request that the other party provide the requesting party with evidence of authority.

25.5     ENTIRE AGREEMENT

         This Lease, plus the Exhibits, the Rider (if any) and the Addendum (if any), attached hereto contain the entire agreement between Landlord and Tenant concerning the Premises and there are no other agreements, either oral or written, and no other representations or statements, either oral or written, on which Tenant has relied. This Lease shall not be modified except by a writing executed by Landlord and Tenant.

25.6     MODIFICATION OF LEASE FOR BENEFIT OF MORTGAGEE

         If Mortgagee of Landlord requires a modification of this Lease which shall not result in any increased cost or expense to Tenant or in any other substantial and adverse change in the rights and obligations of Tenant hereunder, then Tenant agrees that the Lease may be so modified.

25.7     EXCULPATION

         Tenant agrees, on its behalf and on behalf of its successors and assigns, that any liability or obligation under this Lease shall only be enforced against Landlord's equity interest in the Property and in no event against any other assets of the Landlord, or Landlord's officers or directors or partners, and that any liability of Landlord with respect to this Lease shall be so limited and Tenant shall not be entitled to any judgment in excess of such amount.

25.8     ACCORD AND SATISFACTION

         No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or payment of Rent or pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant's right of possession of the Premises shall reinstate, continue or extend the Term. Receipt or acceptance of payment from anyone other than Tenant, including an assignee of Tenant, is not a waiver of any breach of Article Ten, and Landlord may accept such payment on account of the amount due without prejudice to Landlord's right to pursue any remedies available to Landlord.

25.9     LANDLORD'S OBLIGATIONS ON SALE OF BUILDING

         In the event of any sale or other transfer of the Building, Landlord shall be entirely freed and relieved of all agreements and obligations of Landlord hereunder accruing or to be performed after the date of such sale or transfer, provided such transferee has expressly assumed such obligations of Landlord. Landlord agrees to transfer any Security Deposit held hereunder; provided, however, Landlord shall have no liability or obligation to Tenant if such buyer or transferee breaches its obligation to credit Tenant for such transferred Security Deposit. Landlord shall have the right to assign this Lease to an entity comprised of the principals of Landlord or affiliates of such entities. Upon such assignment and assumption of the obligations of Landlord hereunder, Landlord shall be entirely freed and relieved of all obligations hereunder after the date of transfer.

25.10    BINDING EFFECT

         Subject to the provisions of Article Ten, this Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and permitted assigns.

25.11    CAPTIONS

         The Article and Section captions in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such Articles and Sections.

25.12    TIME; APPLICABLE LAW; CONSTRUCTION

         Time is of the essence of this Lease and each and all of its provisions. This Lease shall be construed in accordance with the Laws of the State of California. If more than one person signs this Lease as Tenant, the obligations hereunder imposed shall be joint and several. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each item, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by Law. Wherever the term "including" or "includes" is used in this Lease, it shall have the same meaning as if followed by the phrase "but not limited to". The language in all parts of this Lease shall be construed according to its normal and usual meaning and not strictly for or against either Landlord or Tenant.

25.13    ABANDONMENT

         In the event Tenant abandons the Premises but is otherwise in compliance with all the terms, covenants and conditions of this Lease, Landlord shall (i) have the right to enter into the Premises in order to show the space to prospective tenants, (ii) have the right to reduce the services provided to Tenant pursuant to the terms of this Lease to such levels as Landlord reasonably determines to be adequate services for an unoccupied premises and (iii) during the last six (6) months of the Term, have the right to prepare the Premises for occupancy by another tenant upon the end of the Term. Tenant expressly acknowledges that in the absence of written notice pursuant to Section 11.2(b) or pursuant to California Civil Code Section 1951.3 terminating Tenant's right to possession, none of the foregoing acts of Landlord or any other act of Landlord shall constitute a termination of Tenant's right to possession or an acceptance of Tenant's surrender of the Premises, and the Lease shall continue in effect.

25.14    LANDLORD'S RIGHT TO PERFORM TENANT'S DUTIES

         If Tenant fails timely to perform any of its duties under this Lease or the Workletter, Landlord shall have the right (but not the obligation), to perform such duty on behalf and at the expense of Tenant without prior notice to Tenant, and all sums expended or expenses incurred by Landlord in performing such duty shall be deemed to be additional Rent under this Lease and shall be due and payable upon demand by Landlord.

25.15    SECURITY SYSTEM

         Landlord shall not be obligated to provide or maintain any security patrol or security system. Landlord shall not be responsible for the quality of any such patrol or system which may be provided hereunder or for damage or injury to Tenant, its employees, invitees or others due to the failure, action or inaction of such patrol or system.

25.16    NO LIGHT, AIR OR VIEW EASEMENTS

         Any diminution or shutting off of light, air or view by any structure which may be erected on lands of or adjacent to the Property shall in no way affect this Lease or impose any liability on Landlord.

25.17    CONSENTS

         Wherever the consent, approval, judgment or determination of Landlord or Tenant is required or permitted under this Lease, such consent, approval, judgment or determination shall not be unreasonably withheld, conditioned or delayed, unless the Lease specifically otherwise specifies the standards under which Landlord or Tenant may withhold its consent.

25.18    RECORDATION

         Neither this Lease, nor any notice nor memorandum regarding the terms hereof, shall be recorded by Tenant. Any such unauthorized recording shall be a Default for which there shall be no cure or grace period. Tenant agrees to execute and acknowledge, at the request of Landlord, a memorandum of this Lease, in recordable form.

25.19    SURVIVAL

         The waivers of the right of jury trial, the other waivers of claims or rights, the releases and the obligations of Tenant under this Lease to indemnify, protect, defend and hold harmless Landlord and/or Indemnitees shall survive the expiration or termination of this Lease, and so shall all other obligations or agreements which by their terms survive expiration or termination of the Lease.

25.20    RIDERS

         All Riders attached hereto and executed both by Landlord and Tenant shall be deemed to be a part hereof and hereby incorporated herein.

         IN WITNESS WHEREOF, this Lease has been executed as of the date set forth in Section 1.1 hereof.

TENANT:                                   LANDLORD:

DYNAVAX TECHNOLOGIES CORPORATION,         2929 SEVENTH STREET, L.L.C.,
a Delaware corporation                    a California limited liability company


By: /s/ Dino Dina                         By:  /s/ Richard K. Robbins
   ____________________________________       __________________________________
   Dino Dina, M.D.                               Richard K. Robbins
   President and Chief Executive Officer         Managing Member

                                    EXHIBIT A

                                PLAN OF PREMISES

                                    EXHIBIT B

                              WORKLETTER AGREEMENT

         This Workletter Agreement ("Workletter") is attached to and a part of a certain Lease herewith by 2929 Seventh Street, L.L.C., a California limited liability company, as Landlord, and Dynavax Technologies Corporation, a Delaware corporation, as Tenant, for the Premises as described therein (the "Lease").

         1. Capitalized terms used in this Work Letter shall have the same meanings set forth in the Lease except as otherwise specified herein and except for terms capitalized in the ordinary course of punctuation.

         2. Landlord shall perform improvements to the Premises in accordance with the following work list (the "Worklist") using Building standard methods, materials and finishes (except as otherwise specified). The improvements to be performed in accordance with the Worklist are hereinafter referred to as the "Landlord Work" and shall be performed at Landlord's sole cost and expense. Landlord shall enter into direct contracts for the Landlord Work with subcontractors selected by Landlord.

                                    WORK LIST

          A. Replace the chain link fence at the top of the west stairs between the 2 suites comprising the Premises (the "West Stairs") with a sheetrock wall of appropriate height to meet the requirements of the Uniform Building Code.

          B. Replace the wooden handrail on the West Stairs with a more substantial handrail of a design and material that is reasonably acceptable to both Landlord and Tenant.

         3. All other work and upgrades, subject to Landlord's approval, shall be at Tenant's sole cost and expense (subject to the terms of Section 9.1 of the Lease), plus any applicable state sales or use tax thereon. Tenant shall be responsible for any Tenant Delay in completion of the Premises resulting from any such other work and upgrades requested or performed by Tenant.

         4. Other than as specified above, Landlord's supervision or performance of any work for or on behalf of Tenant shall not be deemed to be a representation by Landlord that such work complies with applicable insurance requirements, building codes, ordinances, laws or regulations or that the improvements constructed will be adequate for Tenant's use.

                                    EXHIBIT C

                              RULES AND REGULATIONS

         1. No sidewalks, entrance, passages, courts, elevators, vestibules, stairways, corridors or halls shall be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises and if the Premises are situated on the ground floor of the Property, Tenant shall further, at Tenant's own expense, keep the sidewalks and curb directly in front of the Premises clean and free from rubbish.

         2. No awning or other Projection shall be attached to the outside walls or windows of the Property without the prior written consent of Landlord. No curtains, blinds, shades, drapes or screens shall be attached to or hung in, or used in connection with any window or door of the Premises, without the prior written consent of Landlord. Such awnings, Projections, curtains, blinds, shades, drapes, screens and other fixtures must be of a quality, type, design, color, material and general appearance approved by Landlord, and shall be attached in the manner approved by Landlord. All lighting fixtures hung in offices or spaces along the perimeter of the Premises must be of a quality, type, design, bulb color, size and general appearance approved by Landlord.

         3. No sign, advertisement, notice, lettering, decoration or other thing shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside or inside of the Premises or of the Property, without the prior written consent of Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant.

         4. The sashes, sash doors, skylights, windows and doors that reflect or admit light or air into the halls, passageways or other public places in the Property shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the window sills or in the public portions of the Property.

         5. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Property, nor placed in public portions thereof without the prior written consent of Landlord.

         6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant to the extent that Tenant or Tenant's agents, servants, employees, contractors, visitors or licensees shall have caused the same.

         7. Tenant shall not mark, paint, drill into or in any way deface any part of the Premises or the Property. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct.

         8. No animal or bird of any kind shall be brought into or kept in or about the Premises or the Property, except seeing-eye dogs, other seeing-eye animals or animals used in connection with Tenant's laboratory use of the Premises.

         9. Prior to leaving the Premises for the day, Tenant shall draw or lower window coverings and extinguish all lights.

         10. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Property, or neighboring buildings or premises, or those having business with them. Tenant shall not throw anything out of the doors, windows or skylights or down the passageways.

         11. Neither Tenant nor any of Tenant's agents, servants, employees, contractors, visitors or licensees shall at any time bring or keep upon the Premises any flammable, combustible or explosive fluid, chemical or substance.

         12. No additional locks, bolts or mail slots of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any change be made in existing locks or the mechanism thereof. Tenant must, upon the termination of the tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

         13. All removals, or the carrying in or out of any safes, freight, furniture, construction material, bulky matter or heavy equipment of any description must take place during the hours which Landlord or its agent may determine from time to time. Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon two-inch thick plank strips to distribute the weight. The moving of safes, freight, furniture, fixtures, bulky matter or heavy equipment of any kind must be made upon previous notice to the Building Manager and in a manner and at times prescribed by him, and the persons employed by Tenant for such work are subject to Landlord's prior approval. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Property and to exclude from the Property all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

         14. Tenant shall not purchase spring water, towels, janitorial or maintenance or other like service from any company or persons not approved by Landlord. Landlord shall approve a sufficient number of sources of such services to provide Tenant with a reasonable selection, but only in such instances and to such extent as Landlord in its judgment shall consider consistent with security and proper operation of the Property.

         15. Landlord shall have the right to prohibit any advertising or business conducted by Tenant referring to the Property which, in Landlord's opinion, tends to impair the reputation of the Property or its desirability as a first class building for offices and/or commercial services and upon notice from Landlord, Tenant shall refrain from or discontinue such advertising.

         16. Tenant's contractors shall, while in the Premises or elsewhere in the Property, be subject to and under the control and direction of the Building Manager (but not as agent or servant of said Building Manager or of Landlord).

         17. If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith at Tenant's expense cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

         18. The requirements of Tenant will be attended to only upon application at the office of the Property. Property personnel shall not perform any work or do anything outside of their regular duties unless under special instructions from the office of the Landlord.

         19. Canvassing, soliciting and peddling in the Property are prohibited and Tenant shall cooperate to prevent the same.

         20. No water cooler, air conditioning unit or system or other apparatus shall be installed or used by Tenant without the written consent of Landlord.

         21. There shall not be used in any premises, or in the public halls, plaza areas, lobbies, or elsewhere in the Property, either by Tenant or by Tenant's contractors or others, in the delivery or receipt of merchandise, any hand trucks or dollies, except those equipped with rubber tires and sideguards.

         22. Tenant, Tenant's agents, servants, employees, contractors, licensees, or visitors shall not park any vehicles in any driveways, service entrances, or areas posted "No Parking" and shall comply with any other parking restrictions imposed by Landlord from time to time.

         23. Tenant shall install and maintain, at Tenant's sole cost and expense, an adequate visibly marked (at all times properly operational) fire extinguisher next to any duplicating or photocopying machine or similar heat producing equipment, which may or may not contain combustible material, in the Premises.

         24. Tenant shall not use the name of the Property for any purpose other than as the address of the business to be conducted by Tenant in the Premises, nor shall Tenant use any picture of the Property in its advertising, stationery or in any other manner without the prior written permission of Landlord. Landlord expressly reserves the right at any time to change said name without in any manner being liable to Tenant therefor.

         25. Tenant shall not prepare any food nor do any cooking, operate or conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others, except that food and beverage preparation by Tenant's employees using microwave ovens or coffee makers shall be permitted provided no odors of cooking or other processes emanate from the Premises without the prior approval of Landlord. Tenant shall not install or permit the installation or use of any vending machine or permit the delivery of any food or beverage to the Premises except by such persons and in such manner as are approved in advance in writing by Landlord.

         26. The Premises shall not be used as an employment agency, a public stenographer or typist, a labor union office, a physician's or dentist's office, a dance or music studio, a school, a beauty salon, or barber shop, the business of photographic, multilith or multigraph reproductions or offset printing (not precluding using any part of the Premises for photographic, multilith or multigraph reproductions solely in connection with Tenant's own business and/or activities), a restaurant or bar, an establishment for the sale of confectionery, soda, beverages, sandwiches, ice cream or baked goods, an establishment for preparing, dispensing or consumption of food or beverages of any kind in any manner whatsoever, or news or cigar stand, or a radio, television or recording studio, theatre or exhibition hall, or manufacturing, or the storage or sale of merchandise, goods, services or property of any kind at wholesale, retail or auction, or for lodging, sleeping or for any immoral purposes.

         27. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient in Landlord's judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not install any machine or equipment which causes noise, heat, cold or vibration to be transmitted to the structure of the building in which the Premises are located without Landlord's prior written consent, which consent may be conditioned on such terms as Landlord may require. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot that such floor was designed to carry and which is allowed by Law.

         28. Tenant shall not bring any Hazardous Materials onto the Premises except for those that are in general commercial and laboratory use and are incidental to Tenant's business operations and only in quantities suitable for immediate use.

         29. Tenant shall not store any vehicle within the parking area. Tenant's parking rights are limited to the use of parking spaces for short-term parking, of up to twenty-four (24) hours, of vehicles utilized in the normal and regular daily travel to and from the Property. Tenants who wish to park a vehicle for longer than a 24-hour period shall notify the Building Manager for the Property and consent to such long-term parking may be granted for periods up to two (2) weeks. Any motor vehicles parked without the prior written consent of the Building Manager for the Property for longer than a 24-hour period shall be deemed stored in violation of this rule and regulation and shall be towed away and stored at the owner's expense or disposed of as provided by Law.

         30. Smoking is prohibited in the Premises, the Building and all enclosed Common Areas of the Property, including all lobbies, all hallways, all elevators and all lavatories.

         31. In the event of any conflict between these Rules and Regulations and any other Lease provision, such other Lease provision shall control.

                                    EXHIBIT D

                                LETTER OF CREDIT

              IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF______

                                                        DATED: ___________, 20__

BENEFICIARY:
2929 SEVENTH STREET, L.L.C.
C/O WAREHAM PROPERTY GROUP
1120 NYE STREET, SUITE 400
SAN RAFAEL, CALIFORNIA 94901

AS "LANDLORD"

APPLICANT:
DYNAVAX TECHNOLOGIES CORPORATION
2929 SEVENTH STREET
BERKELEY, CALIFORNIA 94710

ATTENTION: MR. WILLIAM J. DAWSON

AS "TENANT"

AMOUNT: US$76,953.75 (SEVENTY-SIX THOUSAND NINE HUNDRED FIFTY-THREE AND 75/100 U.S. DOLLARS)

EXPIRATION DATE:  __________ ___, _____ [THIS IS THE INITIAL EXPIRATION DATE.
                                        CLIENT MUST PROVIDE US THIS DATE PRIOR
                                        TO ISSUANCE OF THE LC]

LOCATION:         SANTA CLARA, CALIFORNIA

LADIES AND GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF_____ IN YOUR FAVOR. THIS LETTER OF CREDIT IS AVAILABLE BY SIGHT PAYMENT WITH OURSELVES ONLY AGAINST PRESENTATION AT THIS OFFICE OF THE FOLLOWING DOCUMENTS:

    1.   THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT (S), IF ANY.

    2.   YOUR SIGHT DRAFT DRAWN ON US IN THE FORM ATTACHED HERETO AS EXHIBIT
         "A".

    3. A DATED CERTIFICATION PURPORTEDLY SIGNED BY AN AUTHORIZED OFFICER OR REPRESENTATIVE OF THE BENEFICIARY, FOLLOWED BY HIS/HER PRINTED NAME AND DESIGNATED TITLE, STATING EITHER OF THE FOLLOWING, WITH INSTRUCTIONS IN BRACKETS THEREIN COMPLIED WITH:

              (A.)"AN EVENT OF DEFAULT (AS DEFINED IN THE LEASE) HAS OCCURRED BY
                  [INSERT NAME] AS TENANT UNDER THAT CERTAIN LEASE AGREEMENT BY AND BETWEEN TENANT, AND BENEFICIARY, AS LANDLORD AND THE TERMS AND CONDITIONS OF THE LEASE AUTHORIZE LANDLORD TO NOW DRAW DOWN ON THE LETTER OF CREDIT."

                                       OR

              (B.)"WITHIN THIRTY (30) DAYS PRIOR TO THE EXPIRY DATE OF THIS
                  LETTER OF CREDIT BENEFICIARY HAS NOT RECEIVED AN EXTENSION AT LEAST FOR ONE YEAR TO THE EXISTING LETTER OF CREDIT OR A REPLACEMENT LETTER OF CREDIT SATISFACTORY TO THE BENEFICIARY."

WE AGREE THAT WE SHALL HAVE NO DUTY OR RIGHT TO INQUIRE AS TO THE BASIS UPON WHICH LANDLORD HAS DETERMINED THAT THE AMOUNT IS DUE AND OWING OR HAS DETERMINED TO PRESENT TO US ANY DRAFT UNDER THIS LETTER OF CREDIT, AND THE PRESENTATION OF SUCH DRAFT PRESENTED IN STRICT COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, SHALL AUTOMATICALLY RESULT IN PAYMENT TO LANDLORD.

PARTIAL DRAWS ARE ALLOWED.

THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST THIRTY (30) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE NOTIFY YOU BY REGISTERED MAIL/OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE.

THIS LETTER OF CREDIT MAY ONLY BE TRANSFERRED IN ITS ENTIRETY BY THE ISSUING BANK UPON OUR RECEIPT OF THE ATTACHED EXHIBIT "B" DULY COMPLETED AND EXECUTED BY THE BENEFICIARY AND ACCOMPANIED BY THE ORIGINAL LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY. APPLICANT SHALL PAY OUR TRANSFER FEE OF -1/4 OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT. ANY REQUEST FOR TRANSFER WILL BE EFFECTED BY US SUBJECT TO THE ABOVE CONDITIONS. HOWEVER, ANY REQUEST FOR TRANSFER IS NOT CONTINGENT UPON APPLICANT'S ABILITY TO PAY OUR TRANSFER FEE.

ANY TRANSFER OF THIS LETTER OF CREDIT MAY NOT CHANGE THE PLACE OR DATE OF EXPIRATION OF THE LETTER OF CREDIT FROM OUR ABOVE SPECIFIED OFFICE. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF
CREDIT.

DOCUMENTS MUST BE DELIVERED TO US DURING REGULAR BUSINESS HOURS ON A BUSINESS DAY OR FORWARDED TO US BY OVERNIGHT DELIVERY SERVICE TO: SILICON VALLEY BANK, 3003 TASMAN DRIVE, 2ND FLOOR, MAIL SORT HF210, SANTA CLARA, CALIFORNIA 95054,
ATTENTION: INTERNATIONAL DIVISION - STANDBY LETTER OF CREDIT NEGOTIATION DEPARTMENT (THE "BANK'S OFFICE).

AS USED HEREIN, THE TERM "BUSINESS DAY" MEANS A DAY ON WHICH WE ARE OPEN AT OUR ABOVE ADDRESS IN SANTA CLARA, CALIFORNIA TO CONDUCT OUR LETTER OF CREDIT BUSINESS. NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN THE UCP (AS HEREINAFTER DEFINED), IF THE EXPIRATION DATE OR THE FINAL EXPIRATION DATE IS NOT A BUSINESS DAY THEN SUCH DATE SHALL BE AUTOMATICALLY EXTENDED TO THE NEXT SUCCEEDING DATE WHICH IS A BUSINESS DAY.

WE HEREBY ENGAGE WITH YOU THAT DRAFT(S) DRAWN AND/OR DOCUMENTS PRESENTED UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT

SHALL BE DULY HONORED UPON PRESENTATION TO SILICON VALLEY BANK, IF PRESENTED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UCP").

SILICON VALLEY BANK,

____________________                        ____________________
AUTHORIZED SIGNATURE                        AUTHORIZED SIGNATURE

                                   EXHIBIT "A"

                          SIGHT DRAFT/BILL OF EXCHANGE

     DATE: _______________                     REF. NO. ___________________

     AT SIGHT OF THIS BILL OF EXCHANGE

     PAY TO THE ORDER OF __________________________________ US$_________________
     US DOLLARS ________________________________________________________________

     "DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER NO. SVBSF______ DATED _________ __, 2003"

     TO:      SILICON VALLEY BANK                _______________________________
              3003 TASMAN DRIVE                   [INSERT NAME OF BENEFICIARY]
              SANTA CLARA, CA 95054
                                                 _______________________________
                                                       AUTHORIZED SIGNATURE

GUIDELINES TO PREPARE THE SIGHT DRAFT OR BILL OF EXCHANGE:

1.  DATE     INSERT ISSUANCE DATE OF DRAFT OR BILL OF EXCHANGE.

2.  REF. NO. INSERT YOUR REFERENCE NUMBER IF ANY.

3.  PAY TO THE ORDER OF:    INSERT NAME OF BENEFICIARY

4.  US$      INSERT AMOUNT OF DRAWING IN NUMERALS/FIGURES.

5.  USDOLLARS     INSERT AMOUNT OF DRAWING IN WORDS.

6.  LETTER OF CREDIT NUMBER     INSERT THE LAST DIGITS OF OUR STANDBY L/C NUMBER
    THAT PERTAINS TO THE DRAWING.

7.  DATED    INSERT THE ISSUANCE DATE OF OUR STANDBY L/C.

NOTE: BENEFICIARY SHOULD ENDORSE THE BACK OF THE SIGHT DRAFT OR BILL OF EXCHANGE
      AS YOU WOULD A CHECK.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SIGHT DRAFT OR BILL OF EXCHANGE, PLEASE CALL OUR L/C PAYMENT SECTION AND ASK FOR: ALICE DALUZ AT (408) 654-7120 OR EFRAIN TUVILLA AT (408) 654-6349.

                                   EXHIBIT "B"

DATE:

TO:   SILICON VALLEY BANK
      3003 TASMAN DRIVE
      SANTA CLARA, CA 95054

      ATTENTION: INTERNATIONAL DIVISION

RE:   SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA
      IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF_____
      DATED __________ ___, 2003 AMOUNT: US$_______________.

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BEING A DULY AUTHORIZED REPRESENTATIVE OR OFFICER OF THE BENEFICIARY ("BENEFICIARY") HEREBY IRREVOCABLY TRANSFERS TO:

     _______________________________________________________________________
                              (NAME OF TRANSFEREE)

     _______________________________________________________________________
                                    (ADDRESS)

("TRANSFEREE") ALL RIGHTS OF THE BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,

[INSERT NAME OF TRANSFEROR BENEFICIARY]

______________________
(AUTHORIZED SIGNATURE)

SIGNATURE AUTHENTICATION:(1)
THE ABOVE SIGNATURE WITH TITLE
CONFORMS WITH THAT ON FILE WITH US.

_______________________________________
(NAME OF BANK OF TRANSFEROR BENEFICIARY)

_____________________
(AUTHORIZED SIGNATURE)

--------
(1) SIGNATURE CAN BE AUTHENTICATED EITHER BY BENEFICIARY'S BANK OR NOTARIZED BY A NOTARY PUBLIC.

                                     RIDER 1

                           COMMENCEMENT DATE AGREEMENT

         2929 Seventh Street, L.L.C., a California limited liability company ("Landlord"), and Dynavax Technologies Corporation, a Delaware corporation ("Tenant"), have entered into a certain Lease dated as of____, 20__ (the "Lease").

         WHEREAS, Landlord and Tenant wish to confirm and memorialize the Commencement Date, Expiration Date and potential Accelerated Expiration Dates of the Lease as provided for in Section 2.2(b) of the Lease, and Sections 1.b.iv. and 2.a. of the Addendum to Lease;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and in the Lease, Landlord and Tenant agree as follows:

         1. Unless otherwise defined herein, all capitalized terms shall have the same meaning ascribed to them in the Lease.

         2. The Commencement Date (as defined in the Lease) of the Lease is ___________.

         3.       The Expiration Date (as defined in the Lease) of the Lease is
________________.

         4. The delivery dates for the Acceleration Notice are ________________ (i.e., 12 months before the first day of the 60th month of the Term) or ________________ (i.e., 12 months before the first day of the 90th month of the Term), and the Accelerated Expiration Dates of the Lease are ______________ (i.e., the first day of the 60th month of the Term) or
_________________ (i.e., the first day of the 90th month of the Term).

         5.       Tenant hereby confirms the following:

                  (a) That it has accepted possession of the Premises pursuant to the terms of the Lease; and

                  (b)      That the Landlord Work is Substantially Complete; and

                  (c)      That the Lease is in full force and effect.

         6. Except as expressly modified hereby, all terms and provisions of the Lease are hereby ratified and confirmed and shall remain in full force and effect and binding on the parties hereto.

         7. The Lease and this Commencement Date Agreement contain all of the terms, covenants, conditions and agreements between the Landlord and the Tenant relating to the subject matter herein. No prior other agreements or understandings pertaining to such matters are valid or of any force and effect.

                                     RIDER-1

TENANT:                                  LANDLORD:

DYNAVAX TECHNOLOGIES CORPORATION,        2929 SEVENTH STREET, L.L.C.,
a Delaware corporation                   a California limited liability company

By:___________________________________   By:____________________________________
Print Name:___________________________        Richard K. Robbins
Its:__________________________________        Managing Member

                                     RIDER-2

                                ADDENDUM TO LEASE
                                     BETWEEN
       2929 SEVENTH STREET, L.L.C., A CALIFORNIA LIMITED LIABILITY COMPANY
                                       AND
              DYNAVAX TECHNOLOGIES COMPANY, A DELAWARE CORPORATION

         This Addendum to Lease is attached to and forms a part of that certain Lease by and between 2929 Seventh Street, L.L.C., a California limited liability company ("Landlord"), and Dynavax Technologies Corporation, a Delaware corporation ("Tenant"), for premises located in the building located at 2929 Seventh Street, Berkeley, California. Words and terms that are defined in the Lease shall have the same meaning in this Addendum as the meaning provided in the Lease. In the event of any inconsistency between the terms of this Addendum and the Lease, the terms of this Addendum shall control.

         1.       EXPANSION OPTION.

                  a. Grant of Option; Conditions. Tenant shall have the option (the "Expansion Option") to lease Suite 100 on the 1st floor of the Building containing approximately 47,000 square feet of rentable area, as shown on Addendum Exhibit 1 hereto (the "Expansion Space") if:

                           i.       Landlord receives written notice (the
"Expansion Notice") from Tenant of the exercise of its Expansion Option on or before May 31, 2004; and

                           ii.      Tenant is not in default under the Lease
beyond any applicable cure periods at the time that Landlord receives the Expansion Notice; and

                           iii.     The Lease has not been assigned prior to the
date that Landlord receives the Expansion Notice; and

                           iv.      The Expansion Space is intended for the
exclusive use of only Tenant during the Term; and

                           v.       Tenant has not vacated or abandoned the
Premises at the time Landlord receives the Expansion Notice.

                  b.       Terms for Expansion Space.

                           i.       During the Expansion Space Term (as defined
in subsection b.iv. below), the Monthly Base Rent for the Expansion Space shall be as follows:

PERIOD FROM/TO                               MONTHLY
--------------                               -------
Months 1 - 12                               $110,450.00

Months 13 - 24                              $113,763.50

Months 25 - 36                              $117,176.41

Months 37 - 48                              $120,691.70

Months 49 - 60                              $124,312.45

Months 61 - 72                              $128,041.82

Months 73 - 84                              $131,883.07

Months 85 - 96                              $135,839.56

Months 97 - 108                             $139,914.75

Months 109 - 120                            $144,112.19

                           Monthly Base Rent attributable to the Expansion Space
shall be payable in monthly installments in accordance with the terms and conditions of Article 3 of the Lease.

                           ii.      Tenant shall pay Rent Adjustment Deposits
and Rent Adjustments for the Expansion Space on the same terms and conditions set forth in Article 4 of the Lease, provided that Tenant's Share shall increase appropriately to account for the addition of the Expansion Space.

                           iii.     Subject to the terms of Section B.4. below
and Landlord's delivery and repair duties under Section 2.4 of the Lease, the Expansion Space (including improvements and personalty, if any) shall be accepted by Tenant in its "as-built" condition and configuration existing on the earlier of the date Tenant takes possession of the Expansion Space or as of the date the term for the Expansion Space commences.

                           iv.      The term for the Expansion Space shall
commence on the date Landlord has shampooed the carpeting and touched up the paint (the "Initial Expansion Space Work") throughout the Expansion Space (which date Landlord and Tenant anticipate will be June 1, 2004) (the "Expansion Space Commencement Date"), and shall end, unless sooner terminated pursuant to the terms of the Lease, 10 years after the Expansion Space Commencement Date (the "Expansion Space Expiration Date"); provided, however, if the Expansion Space Expiration Date does not fall on the last day of a calendar month, Landlord may elect to adjust the Expansion Space Expiration Date to the last day of the calendar month in which Expansion Space Expiration Date occurs. Subsequent to the Expansion Space Commencement Date, the term "Commencement Date" as used in the Lease shall mean the Expansion Space Commencement Date, the term "Expiration Date" shall mean the Expansion Space Expiration Date, and the term "Term" shall mean the period commencing with the Expansion Space Expiration Date and ending with the Expansion Space Termination Date (the "Expansion Space Term"), it being the intention of the parties hereto that the term for the Expansion Space and the Term for the initial Premises shall be coterminous. If Landlord is delayed delivering possession of the Expansion Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space, and the commencement of the term for the Expansion Space shall be postponed

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

until the date Landlord delivers possession of the Expansion Space to Tenant free from occupancy by any party with the Initial Expansion Space Work completed. Within thirty (30) days following the occurrence of the Expansion Space Commencement Date, Landlord and Tenant shall enter into an agreement in substantially the form of attached hereto as Rider 1 confirming the Expansion Space Commencement Date and the Expansion Space Expiration Date. If Tenant fails to enter into such agreement, then the Expansion Space Commencement Date and the Expansion Space Expiration Date shall be the dates designated by Landlord in such agreement.

                           v.       Subsequent to the Expansion Effective Date,
Landlord will construct a conference room and up to three (3) offices within the Expansion Space at Landlord's sole cost and expense (the "Subsequent Expansion Space Work"). Landlord and Tenant agree to cooperate with each other in order to enable the Subsequent Expansion Space Work to be performed in a timely manner and with as little inconvenience to the operation of Tenant's business as is reasonably possible.

                           vi.      The Expansion Space shall be considered
Premises, subject to all the terms and conditions of the Lease (including the Termination Option, as specified below), except that no allowances, credits, abatements or other concessions (if any) set forth in the Lease for the initial Premises shall apply to the Expansion Space, except as may be specifically provided otherwise in this Expansion Option provision. Tenant shall have the right to modify the HVAC supply and internal finishes within the areas of the Expansion Space designated on Addendum Exhibit 2 hereto, provided that (a) Tenant shall provide plans for such modifications to Landlord for Landlord's prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed), (b) such modifications shall be performed in accordance with Section 9.1 of the Lease, and (c) Landlord shall not require Tenant to remove such modifications upon the expiration or earlier termination of the Term. In addition, Tenant shall have the right to place an additional sign on the Building near the Expansion Space pursuant to the terms of Section 6.7 of the Lease.

                           vii.     Notwithstanding the foregoing to the
contrary, if the Expansion Space Commencement Date has not occurred on or before June 1, 2004 (the "Outside Expansion Space Commencement Date"), Tenant shall be entitled to a rent abatement following the Expansion Space Commencement Date of $3,186.67 for every day in the period beginning on the Outside Expansion Space Commencement Date and ending on the Expansion Space Commencement Date.. Landlord and Tenant acknowledge and agree that the determination of the Expansion Space Commencement Date shall take into consideration the effect of any Tenant Delays by Tenant.

                           viii.    Notwithstanding the foregoing to the
contrary, if the Expansion Space Commencement Date has not occurred on or before June 1, 2004 (the "Required Expansion Space Commencement Date"), then, in addition to the remedy set forth above, Tenant may terminate this Lease in accordance with Section 2 below; provided, however, the Acceleration Notice (as defined in Section 2.a.ii.) must be delivered within 30 days after the Required Commencement Date and the Accelerated Expiration Date shall be the date specified in the Acceleration Notice, which date may be no sooner than July 1, 2004. The Required Commencement Date shall be delayed by one day each for each day of Tenant Delay.

                  c. Early Delivery of Expansion Notice. Although Tenant is not required to deliver the Expansion Notice prior to the date specified in
Section 1.a. above, Tenant shall either deliver the Expansion Notice to Landlord or inform Landlord that it does not intent to exercise the Expansion Option as soon as Tenant has sufficient information to make its decision.

                  d. Expansion Amendment. If Tenant is entitled to and properly exercises the Expansion Option, Landlord shall prepare an amendment (the "Expansion Amendment") to reflect the commencement date of the term for the Expansion Space and the changes in Monthly Base Rent, Rentable Area of the Premises, Tenant's Share, Parking (at the rate of 3 spaces per 1,000 rentable square feet) and other appropriate terms. A copy of the Expansion Amendment shall be sent to Tenant within a reasonable time after Landlord's receipt of the Expansion Notice, and Tenant shall execute and return the Expansion Amendment to Landlord within 15 days thereafter, but an otherwise valid exercise of the Expansion Option shall be fully effective whether or not the Expansion Amendment is executed.

                  e. Subleasing of Original Premises. If, upon Tenant's occupancy of the Expansion Space, Tenant notifies Landlord that the original Premises are excess, Landlord shall reasonably cooperate with Tenant's efforts to sublease the original Premises.

         2.       OPTION TO TERMINATE.

                  a. Tenant shall have the option to terminate the Lease ("Termination Option") as of either the first day of the 60th month of the Term (as may be redefined pursuant to Section 1.b.iv. above) or as of the first day of the 90th month of the Term (as may be redefined pursuant to Section 1.b.iv. above) (the date selected being the "Accelerated Expiration Date"), if:

                           i.       Tenant is not in default under the Lease at
the Tenant provides Landlord with an Acceleration Notice (hereinafter defined); and

                           ii.      Landlord receives notice of acceleration
("Acceleration Notice") not less than 12 full calendar prior to the selected
 Accelerated Expiration Date.

                  b. Tenant shall remain liable for all Monthly Base Rent, Additional Rent and other sums due under the Lease up to and including the Accelerated Expiration Date even though billings for such may occur subsequent to the Accelerated Expiration Date.

                  c. Notwithstanding anything to the contrary herein, the Termination Option shall automatically terminate without notice and shall be of no further force and effect, whether or not Tenant has timely exercised such option, if Tenant is in default under the Lease (beyond applicable cure periods) on the Accelerated Expiration Date.

                  d. As of the date Tenant provides Landlord with an Acceleration Notice, any unexercised rights or options of Tenant to renew the Term of the Lease or to expand the Premises (whether expansion options, rights of first or second refusal, rights of first or second offer, or other similar rights), shall immediately be deemed terminated and no longer available or of any further force or effect.

         3. USE OF EXISTING FURNITURE. Tenant may use the office furniture in the Premises that Landlord purchases from the existing tenant, Sygen (the "Furniture"). Tenant shall accept the Furniture in its "AS IS" and "WHERE IS" condition as of the Commencement Date. Tenant shall insure the furniture under its "Special Perils" property insurance. At the end of the Term, Tenant shall surrender the Furniture to Landlord in the same condition as when Tenant received it, reasonable wear and tear excepted.

                               ADDENDUM EXHIBIT 1

                             PLAN OF EXPANSION SPACE

                               ADDENDUM EXHIBIT 2

                     LOCATION OF EXPANSION SPACE ALTERATIONS

                                        7